LOAN AGREEMENT

                 $20,000,000 REVOLVING LINE OF CREDIT

                                 FROM

              NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                  FIRST SECURITY BANK OF IDAHO, N.A.

                                  AND

                         WEST ONE BANK, IDAHO

                                  TO

                     ROCK BOTTOM RESTAURANTS, INC.


                             JULY 2, 1996

                           TABLE OF CONTENTS
                           -----------------


                                                                  Page
                                                                  ----


ARTICLE 1
          INTERPRETATIONS. . . . . . . . . . . . . . . . . . . . . . 1
          1.1  Definitions . . . . . . . . . . . . . . . . . . . . . 1
               -----------
          1.2  Accounting Terms and Determinations . . . . . . . . .11
               -----------------------------------

ARTICLE 2
          THE LOAN . . . . . . . . . . . . . . . . . . . . . . . . .11
          2.1  The Loan. . . . . . . . . . . . . . . . . . . . . . .11
               --------
          2.2  Payments by Borrower. . . . . . . . . . . . . . . . .14
               --------------------
          2.3  Payments to the Lenders . . . . . . . . . . . . . . .15
               -----------------------
          2.4  . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          2.5  Additional Payments . . . . . . . . . . . . . . . . .15
               -------------------

ARTICLE 3
          CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . .16
          3.1  Advance . . . . . . . . . . . . . . . . . . . . . . .16
               -------

ARTICLE 4
          SECURITY . . . . . . . . . . . . . . . . . . . . . . . . .19
          4.1  Scope of Security . . . . . . . . . . . . . . . . . .19
               -----------------
          4.2  Release of Real Estate Security . . . . . . . . . . .19
               -------------------------------
          4.3  Release of Personal Property Security . . . . . . . .19
               -------------------------------------

ARTICLE 5
          REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .19
          5.1  Existence . . . . . . . . . . . . . . . . . . . . . .20
               ---------
          5.2  Collateral. . . . . . . . . . . . . . . . . . . . . .20
               ----------
          5.3  Pledged Stock . . . . . . . . . . . . . . . . . . . .20
               -------------
          5.4  Noncontravention. . . . . . . . . . . . . . . . . . .21
               ----------------
          5.5  Third-Party Authorization . . . . . . . . . . . . . .21
               -------------------------
          5.6  Authorization; Binding Effect . . . . . . . . . . . .21
               -----------------------------
          5.7  Litigation. . . . . . . . . . . . . . . . . . . . . .21
               ----------
          5.8  Taxes . . . . . . . . . . . . . . . . . . . . . . . .22
               -----
          5.9  Liens . . . . . . . . . . . . . . . . . . . . . . . .22
               -----
          5.10 Use of Proceeds . . . . . . . . . . . . . . . . . . .22
               ---------------
          5.11 Other Obligations . . . . . . . . . . . . . . . . . .22
               -----------------
          5.12 Full Disclosure . . . . . . . . . . . . . . . . . . .22
               ---------------
          5.13 Margin Stock. . . . . . . . . . . . . . . . . . . . .22
               ------------
          5.14 ERISA Compliance. . . . . . . . . . . . . . . . . . .22
               ----------------

          5.15 Compliance with Laws. . . . . . . . . . . . . . . . .24
               --------------------
          5.16 Financial Condition . . . . . . . . . . . . . . . . .24
               -------------------
          5.17 Environmental Matters . . . . . . . . . . . . . . . .24
               ---------------------
          5.18 Investment Company Act, Etc.. . . . . . . . . . . . .25
               ----------------------------
          5.19 Intentionally deleted . . . . . . . . . . . . . . . .25
          5.20 Licenses. . . . . . . . . . . . . . . . . . . . . . .25
               --------
          5.21 Patents, Copyrights, Etc. . . . . . . . . . . . . . .25
               -------------------------
          5.22 Subsidiaries. . . . . . . . . . . . . . . . . . . . .25
               ------------
          5.23 Borrower's and Subsidiary's Operations. . . . . . . .25
               --------------------------------------
          5.24 Partnerships and Joint Ventures . . . . . . . . . . .25
               -------------------------------

ARTICLE 6
          AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .26
          6.1  Payment and Performance of Loan . . . . . . . . . . .26
               -------------------------------
          6.2  Financial Statements. . . . . . . . . . . . . . . . .26
               --------------------
          6.3  Preservation of Existence, Etc. . . . . . . . . . . .27
               -------------------------------
          6.4  Maintenance of Property . . . . . . . . . . . . . . .27
               -----------------------
          6.5  Payment of Other Obligations. . . . . . . . . . . . .27
               ----------------------------
          6.6  Insurance . . . . . . . . . . . . . . . . . . . . . .28
               ---------
          6.7  Inspection of Property, Books and Records;
               ------------------------------------------
               Meeting with the Lenders. . . . . . . . . . . . . . .29
               ------------------------
          6.8  Notices . . . . . . . . . . . . . . . . . . . . . . .29
               -------
          6.9  Compliance with Laws. . . . . . . . . . . . . . . . .30
               --------------------
          6.10 Further Assurances. . . . . . . . . . . . . . . . . .30
               ------------------
          6.11 Financial Covenants . . . . . . . . . . . . . . . . .31
               -------------------
          6.12 Principal Bank Accounts . . . . . . . . . . . . . . .32
               -----------------------
          6.13 Loan Expenses . . . . . . . . . . . . . . . . . . . .32
               -------------
          6.14 Additional Security . . . . . . . . . . . . . . . . .32
               -------------------
          6.15 Trolley Barn Acquisition. . . . . . . . . . . . . . .32
               ------------------------

ARTICLE 7
          NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .33
          7.1  Indebtedness. . . . . . . . . . . . . . . . . . . . .33
               ------------
          7.2  Liens . . . . . . . . . . . . . . . . . . . . . . . .33
               -----
          7.3  Loans and Advances. . . . . . . . . . . . . . . . . .34
               ------------------
          7.4  Capital Expenditures. . . . . . . . . . . . . . . . .34
               --------------------
          7.5  Investments and New Businesses. . . . . . . . . . . .34
               ------------------------------
          7.6  Mergers and Consolidations. . . . . . . . . . . . . .34
               --------------------------
          7.7  Intentionally deleted.. . . . . . . . . . . . . . . .35
          7.8  Dividends and Distributions . . . . . . . . . . . . .35
               ---------------------------
          7.9  Repurchases and Redemptions . . . . . . . . . . . . .35
               ---------------------------
          7.10 Intentionally deleted.. . . . . . . . . . . . . . . .35
          7.11 Disposition of Assets . . . . . . . . . . . . . . . .35
               ---------------------
          7.12 Use of Proceeds . . . . . . . . . . . . . . . . . . .35
               ---------------
          7.13 Transactions with Affiliates. . . . . . . . . . . . .36
               ----------------------------
          7.14 ERISA . . . . . . . . . . . . . . . . . . . . . . . .36
               -----

          7.15 Amendments to Organizational Documents. . . . . . . .36
               --------------------------------------
          7.16 Stock Issuance. . . . . . . . . . . . . . . . . . . .37
               --------------

ARTICLE 8
          EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .37
          8.1  Nonpayment. . . . . . . . . . . . . . . . . . . . . .37
               ----------
          8.2  Representation or Warranty. . . . . . . . . . . . . .37
               --------------------------
          8.3  Other Nonpayment. . . . . . . . . . . . . . . . . . .37
               ----------------
          8.4  Bankruptcy, Etc.. . . . . . . . . . . . . . . . . . .37
               ----------------
          8.5  ERISA . . . . . . . . . . . . . . . . . . . . . . . .37
               -----
          8.6  Security Documents. . . . . . . . . . . . . . . . . .38
               ------------------
          8.7  Judgments . . . . . . . . . . . . . . . . . . . . . .38
               ---------
          8.8  Insolvency. . . . . . . . . . . . . . . . . . . . . .38
               ----------
          8.9  Cross-Default . . . . . . . . . . . . . . . . . . . .39
               -------------
          8.10 Other Defaults. . . . . . . . . . . . . . . . . . . .39
               --------------
          8.11 Loan Documents. . . . . . . . . . . . . . . . . . . .39
               --------------
          8.12 Change in Control . . . . . . . . . . . . . . . . . .39
               -----------------

ARTICLE 9
          REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .39
          9.1  Automatic Acceleration of Loans . . . . . . . . . . .39
               -------------------------------
          9.2  Optional Acceleration of Loans. . . . . . . . . . . .39
               ------------------------------
          9.3  Setoff. . . . . . . . . . . . . . . . . . . . . . . .40
               ------
          9.4  Expenses. . . . . . . . . . . . . . . . . . . . . . .40
               --------

ARTICLE 10
          THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . .40
          10.1 Appointment . . . . . . . . . . . . . . . . . . . . .40
               -----------
          10.2 Delegation of Duties. . . . . . . . . . . . . . . . .41
               --------------------
          10.3 Exculpatory Provisions. . . . . . . . . . . . . . . .41
               ----------------------
          10.4 Reliance by Agent . . . . . . . . . . . . . . . . . .41
               -----------------
          10.5 Notice of Default . . . . . . . . . . . . . . . . . .41
               -----------------
          10.6 Nonreliance on Agent and Other Lenders. . . . . . . .42
               --------------------------------------
          10.7 Indemnification . . . . . . . . . . . . . . . . . . .42
               ---------------
          10.8 Agent and Lenders in Their Individual Capacity. . . .43
               ----------------------------------------------
          10.9 Successor Agent . . . . . . . . . . . . . . . . . . .43
               ---------------
         10.10 Lender's Percentage Interest in the Loans . . . . . .43
               -----------------------------------------
         10.11 Sharing of Payments . . . . . . . . . . . . . . . . .44
               -------------------
         10.12 Agreement of Lenders. . . . . . . . . . . . . . . . .44
               --------------------
         10.13 Borrower Not a Party to Agency Relationship . . . . .44
               -------------------------------------------

ARTICLE 11
          RIGHTS AND DUTIES OF LENDERS . . . . . . . . . . . . . . .44
          11.1 Assignments and Participations. . . . . . . . . . . .44
               ------------------------------
          11.2 Intentionally deleted . . . . . . . . . . . . . . . .45

          11.3 Intentionally deleted . . . . . . . . . . . . . . . .45

ARTICLE 12
          MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .45
          12.1 No Waiver; Cumulative Remedies. . . . . . . . . . . .45
               ------------------------------
          12.2 Notices . . . . . . . . . . . . . . . . . . . . . . .46
               -------
          12.3 Counterpart Execution . . . . . . . . . . . . . . . .47
               ---------------------
          12.4 Governing Law; Entire Agreement . . . . . . . . . . .47
               -------------------------------
          12.5 Amendments and Waivers. . . . . . . . . . . . . . . .48
               ----------------------
          12.6 Costs, Expenses and Indemnity . . . . . . . . . . . .48
               -----------------------------
          12.7 Inconsistent Provisions; Severability . . . . . . . .49
               -------------------------------------
          12.8 Incorporation of Exhibits and Schedules . . . . . . .49
               ---------------------------------------
          12.9 Amendment of Defined Instruments. . . . . . . . . . .49
               --------------------------------
         12.10 References and Titles . . . . . . . . . . . . . . . .49
               ---------------------
         12.11 Usury . . . . . . . . . . . . . . . . . . . . . . . .49
               -----
         12.12 Waiver of Right to Trial by Jury. . . . . . . . . . .50
               --------------------------------
         12.13 Successors and Assigns. . . . . . . . . . . . . . . .50
               ----------------------
         12.14 Term of Agreement . . . . . . . . . . . . . . . . . .50
               -----------------
         12.15 Jurisdiction. . . . . . . . . . . . . . . . . . . . .50
               ------------
         12.16 Confidentiality . . . . . . . . . . . . . . . . . . .50
               ---------------
         12.17 Certain Limitations on Liens. . . . . . . . . . . . .51
               ----------------------------
EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT E. . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F. . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
EXHIBIT G. . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
EXHIBIT H. . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1

                            LOAN AGREEMENT
                            --------------


          THIS LOAN AGREEMENT (this "Agreement"), dated as of
                                     ---------
July 2, 1996, is among, ROCK BOTTOM RESTAURANTS, INC., a Delaware corporation, ("Borrower"), the LENDERS (as defined
               --------
below) and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the "Agent").
 -----

          In consideration of the mutual covenants set forth in this Agreement and the other Loan Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders, and Agent agree as follows:

                               ARTICLE I
                            INTERPRETATIONS

          1.1  Definitions.  As used herein, each of the
               -----------
following capitalized terms shall have the meaning given it in this
Section 1.1:

          "ACCOMMODATION OBLIGATION" means as applied to any
           ------------------------
Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") or to hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Agent.

          "ADVANCE" means any advance of the Loan and any funds
           -------
expended with respect to the Loan which are reimbursable or otherwise payable by Borrower under this Agreement or any other Loan Document.

          "AFFILIATE" means as to any Person, each other Person
           ---------
which, directly or indirectly (through one or more intermediaries or otherwise), is in control of, is controlled by, or is under common control with, such Person.

          "ADVANCE DATE" means the date that any Advance is
           ------------
advanced to Borrower.

          "AGENT" means Norwest in its capacity as agent for the
           -----
Lenders, or any successor agent appointed pursuant to the provisions of Section 10.9.


          "AUTHORIZED OFFICER" means the chief executive officer,
           ------------------
the president, the chief financial officer, or the treasurer, or any other officer having substantially the same authority and responsibility or any manager of a limited liability company.

          "BASE RATE" means a per-annum interest rate equal to
           ---------
the Prime Rate. The Base Rate is adjustable the day of any change in the Prime Rate, regardless of whether Borrower has notice of such change.

          "BASE RATE ADVANCE" means any Advance which bears
           -----------------
interest at the Base Rate.

          "BIG RIVER" means, collectively, Big River Breweries,
           ---------
Inc. and Big River Properties, Inc..

          "BUSINESS DAY" means a day other than Saturdays or
           ------------
Sundays (a) on which all of the Lenders are open for business and
(b) in connection with any request for a LIBOR Advance, a day on which all of the Lenders are open for business, and on which commercial banks in the City of London, England, are open for dealings in U.S. dollar deposits in the London Interbank Market.

          "CLOSING DATE" means July 2, 1996.
           ------------

          "CODE" means the Internal Revenue Code, as amended,
           ----
together with the regulations promulgated thereunder.

          "COLLATERAL" means all tangible or intangible, real or
           ----------
personal property now or at any time hereafter securing the Loan.

          "COLLATERAL SUBSIDIARY" means any Subsidiary of Borrower
           ---------------------
that has pledged all or substantially all of its equipment, inventory and other assets as Collateral for the Loan.

          "CONSOLIDATED" means the consolidation of any Person,
           ------------
in accordance with GAAP, with its properly consolidated Subsidiaries. References herein to Borrower's financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, position, condition, liabilities, etc. of Borrower and its properly consolidated Subsidiaries.

          "CONTROLLED GROUP" means the Borrower and all Persons
           ----------------
(whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b),(c), (m) or
(o) of the Code.

          "DEFAULT RATE" has the meaning set forth in the Notes.
           ------------

          "ENVIRONMENTAL LAWS" has the meaning set forth in
           ------------------
Section 5.17.

          "ERISA" means the Employee Retirement Income Security
           -----
Act of 1974, as amended, together with the regulations promulgated thereunder.

          "ERISA AFFILIATE" means any trade or business (whether
           ---------------
or not incorporated) under common control with Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA EVENT" means (a) a Reportable Event with respect
           -----------
to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Qualified Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Borrower or any Subsidiary of Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Borrower or any Subsidiary may be directly or indirectly liable.

          "ERISA PLAN" means any pension benefit plan subject to
           ----------
Section 302 of ERISA or Title IV of ERISA maintained by Borrower or any member of a controlled group (as defined in Section 4001 (a)(14) of ERISA).

          "EVENT OF DEFAULT" shall have the meaning set forth in
           ----------------
Article 8.

          "FEDERAL FUNDS RATE" means, on any day, a per-annum
           ------------------
interest rate equal to the effective closing rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) for the previous Business Day as reported by Federal Reserve Bank of New York as the "federal funds rate" for such previous Business Day, or if such rate is not so published or reported, the average of the quotations (rounded upwards, if necessary, to the next higher 1/100 of 1%) for such Business Day received by Agent from three federal funds brokers of recognized standing selected by it. The Federal Funds Rate for any day that is not a Business Day will be equal to the Federal Funds Rate for the nearest preceding Business Day.

          "FEE PROPERTIES" means the parcels of real property
           --------------
described on Exhibit A attached to and made a part of this Agreement.

          "FISCAL QUARTER" means each fiscal quarter of Borrower
           --------------
as established by Borrower from time to time in accordance with Borrower's customary practice for establishing its

fiscal quarter, which fiscal quarters end generally around (but not exactly) March 31, June 30, September 30 and December 31.

          "FISCAL YEAR" means the fiscal year of Borrower as
           -----------
established by Borrower from time to time in accordance with Borrower's customary practice for establishing its fiscal year, which fiscal year generally begins around (but not exactly) January 1 and ends around (but not exactly) December 31.

          "FIXED CHARGES" means the following for Borrower and
           -------------
its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP: interest expense; plus long-term
                                        ----
contractual debt (including capital leases) principal payments required to be made in accordance with the terms of the instruments governing such debt; plus all required payments under
                                 ----
all operating leases.

          "FIXED CHARGE COVERAGE RATIO" means the ratio of
           ---------------------------
(a) Operating Cash Flow plus operating lease expense
                        ----
(determined in accordance with GAAP), to (b) Fixed Charges.

          "FUNDED DEBT" means all debt for borrowed money (secured
           -----------
or unsecured) of Borrower, including, but not limited to, capitalized leases, and the amount drawn by the Borrower under the Loan.

          "GAAP" means generally accepted accounting principles
           ----
and practices as consistently applied (except as otherwise required due to changes in GAAP) by Borrower and certified to by the firm of independent certified public accountants regularly employed as Borrower's auditors, such principles and practices at all times being consistent with requirements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants in effect from time to time, as applicable to the nature of the business conducted by Borrower.

          "INDEBTEDNESS" of any Person means, without
           ------------
duplication, all obligations, contingent or otherwise, that should in accordance with GAAP be classified upon such Person's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified:
(a) all debt or similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all Accommodation Obligations, whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

          "INITIAL FINANCIAL STATEMENTS" means the audited
           ----------------------------
financial statements of Borrower for the four Fiscal Quarters ended December 31, 1995.

          "INTEREST PERIOD" has the meaning set forth in the
           ---------------
Notes.

          "LENDERS" means Norwest Bank Colorado, National
           -------
Association ("Norwest"), First Security Bank of Idaho, N.A. ("First Security"), and West One Bank, Idaho, an Idaho banking corporation ("West One"), together with any other party that acquires an interest in the Loan and is designated as a Lender pursuant to an amendment to this Agreement.

          "LIBOR RATE" means, with respect to each Interest
           ----------
Period, a per-annum rate equal to the Eurodollar Rate (as defined in the Notes), plus a percentage ("LIBOR Spread"), equal
               ----                ------------
to 1.50% during the Revolving Loan Period and 1.75% during the Term
Loan Period.

          "LIBOR RATE ADVANCE" means an Advance of the Loan which
           ------------------
initially bears interest at the LIBOR Rate.

          "LIENS" means any mortgage, pledge, security interest,
           -----
lien or other encumbrance.

          "LOAN" means all commitments or obligations of Lenders
           ----
to extend credit to Borrower pursuant to the terms of this Agreement and all other Loan Documents and all amounts evidenced at any time and from time to time by the Notes, including without limitation, all Advances.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the
           --------------
Security Documents, and all other documents executed and delivered by or on behalf of Borrower to the Agent or the Lenders in connection herewith or therewith, as any such documents have been or may be expanded, renewed, restated, modified, or amended at any time and from time to time.

          "LOAN EXPENSES" means all reasonable charges, costs,
           -------------
fees and expenses of any nature whatsoever of or incurred by the Agent at any time in connection with the making, administration, modification, amendment, repayment or enforcement of the Loan or the Loan Documents, including, but not limited to, all recording and filing fees, charges and taxes, appraisal fees, environmental audits, environmental audit review, fees for consultants retained by the Agent in connection with the administration of the Loan or the Loan Documents, title insurance charges, endorsements and premiums, document preparation fees, fees and disbursements of the Agent's attorneys and their staff, search fees and credit reporting and investigation fees and fees and expenses related to any release of Collateral; including the expenses of Agent's own employees engaged in one or more collateral audits, provided that Agent shall not be entitled to reimbursement for collateral audit expenses more than once during any twelve-month period (other than upon occurrence of an Event of Default, in which event this limitation shall not apply) and collateral audit expenses for Agent's own employees shall be at Agent's standard hourly rates plus out-of-pocket expenses.

          "LOAN PERIOD" means the period from the date of this
           -----------
Agreement to and including the Maturity Date, or such earlier date on which the Notes become due and payable.

          "MATERIAL ADVERSE EFFECT" means a material adverse
           -----------------------
effect on (a) the operations, business or financial condition of Borrower and its Collateral SUBSIDIARIES, taken as a whole, (b) the ability of Borrower to perform its obligations hereunder or under any other Loan Document, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

          "MATURITY DATE" means the earlier of (i) acceleration,
           -------------
or (ii) July 2, 2001, subject to a one-time extension in accordance with the provisions of Section 2.1(i) below.

          "MAXIMUM LOAN AMOUNT" means $20,000,000.
           -------------------

          "MORTGAGES" means one or more mortgages, deeds of
           ---------
trust, collateral mortgages, acts of collateral mortgage, assignments of rents, security agreements and assignments of proceeds in favor of the Agent for the benefit of the Lenders, encumbering the Fee Properties and such other real property located in the United States owned or held by Borrower or any Subsidiary of Borrower (excluding any property held by Borrower or any subsidiary under any lease) as the Agent may reasonably request, as any such documents may be renewed, restated, modified, or amended at any time and from time to time in accordance with its terms.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan"
           ------------------
(within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NET WORTH" means total stockholders' equity as shown
           ---------
on Borrower's Consolidated financial statements (determined in accordance with GAAP).

          "NOTES" means the promissory notes made by Borrower and
           -----
evidencing the Loan, as they may be amended, restated, extended or supplemented from time to time and all notes given in substitution therefor, including without limitation: (a) the Promissory Note in the principal amount of $8,000,000 from Borrower payable to Norwest evidencing Norwest's Percentage Interest of the Loan, (b) the Promissory Note in the principal amount of $6,000,000 from Borrower payable to First Security evidencing First Security's Percentage Interest of the Loan, and (c) the Promissory Note in the principal amount of $6,000,000 from Borrower payable to West One evidencing West One's Percentage Interest of the Loan and any promissory Note given to any other Person that becomes a Lender after the date hereof, together with any and all renewals, extensions, amendments and changes of, or substitutions for such notes.

          "OBLIGATIONS" means all indebtedness, obligations and
           -----------
liabilities of Borrower or its Subsidiaries to any of the Lenders or the Agent existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any of the foregoing.

          "OPERATING CASH FLOW" means net income after taxes,
           -------------------
plus depreciation, amortization, interest expense, non-cash fees
- ----
and/or any extraordinary or non-cash expenses paid, less any
                                                    ----
extraordinary, non-operating or non-cash income, as determined in accordance with GAAP.

          "OPERATING PROFIT MARGIN" means earnings before
           -----------------------
interest expense, taxes, depreciation and amortization expense excluding any extraordinary items of income or expense; all calculated on a Consolidated basis in accordance with GAAP.

          "ORDINARY COURSE OF BUSINESS" means, in respect of any
           ---------------------------
transaction, the ordinary course of such Person's business, substantially as conducted by such Person prior to or as of the date hereof, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

          "PERCENTAGE INTEREST" means, with respect to each of
           -------------------
the Lenders, subject to the provisions of Section 10.10 below, the percentage interest set forth below:

                                        Percentage
               Lender                    Interest
               ------                   ----------

               Norwest                      40%
               First Security               30%
               West One                     30%

          Notwithstanding anything to the contrary contained in this Agreement, the Percentage Interest of a Lender that sells a participation in the Loan shall be deemed to include the Percentage Interest of the participating bank (and the participating bank shall be deemed to have no Percentage Interest) for all purposes under this Agreement.

          "PERMITTED LIENS" means the following:
           ---------------

               (a) Liens in connection with any judgment, writ or writ of attachment or similar process not in excess of $500,000 in the aggregate, unless the judgment it secures shall not have been discharged or execution thereof not stayed pending appeal within 30 days after the entry thereof, or shall not have been discharged within 30 days after the expiration of any such stay;

               (b) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

               (c) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, in each case incurred in the Ordinary Course of Business and which do not materially impair for its intended purposes the Fee Property to which it relates;

               (d) Liens upon real or tangible personal property acquired by Borrower or its Subsidiaries after the date hereof; provided that (i) any such Lien is created solely for the purpose
- --------
of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed the lesser of (A) 100% of the fair value of the respective property at the time it was so acquired or (B) the purchase price of such property,
(iii) such Lien does not extend to or cover any other property other than such item of property and (iv) the incurrence of such Indebtedness secured by such Lien is permitted hereunder;

               (e)  Liens described on Exhibit B attached hereto;

               (f) Financing statements filed by any lessor leasing property to Borrower or any Subsidiary to reflect such lessor's ownership of such property;

               (g) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP and for which there is no immediate risk of loss to the Collateral;

               (h) Operator's, mechanic's, workmen's, materialmen's and other like Liens arising in the Ordinary Course of Business in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on such Person's books and for which there is no immediate risk of loss of any of the Collateral; and

               (i)  Liens created by the Security Documents.

               (j) Purchase money liens on vehicles existing as of the date hereof.

          "PERSON" means an individual, partnership, corporation,
           ------
association, limited liability company, business trust, joint stock company, trust or trustee thereof, unincorporated association, joint venture, governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

          "PLAN" means an employee benefit plan (as defined in
           ----
Section 3(3) of ERISA) which Borrower or any member of the Controlled Group sponsors or maintains or to which Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions currently or during the past five calendar years, and includes any Multiemployer Plan or Qualified Plan.

          "PLEDGE AGREEMENTS" means all pledges given by Borrower
           -----------------
to Agent, as agent for Lenders, in form and substance satisfactory to Agent, as security for the Loan, whether now existing or hereafter given, including without limitation, all pledges of the Pledged Stock and all capital stock of all Subsidiaries of Borrower, as all such pledges have been or may be renewed, modified, extended, restated or amended at any time and from time to time.

          "PLEDGED STOCK" means the stock of each Subsidiary
           -------------
(other than Borrower's ownership interest in Rock Bottom Kansas, LLC), which stock is described more fully in the Pledge Agreements.

          "PRIME RATE" means, on any day, a per-annum rate of
           ----------
interest equal to the prime rate of Norwest Bank Colorado, National Association in Denver, Colorado (which is the interest rate publicly announced or published from time to time as the prime rate of such bank and may not be the lowest interest rate charged by such bank), adjustable the day of any change in such prime rate, regardless of whether Borrower has notice of such change.

          "QUALIFIED PLAN" means a pension plan (as defined in
           --------------
Section 3(2) of ERISA) intended to be tax-qualified under
Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

          "QUARTER" means, and "Quarterly" refers to, each of the
           -------              ---------
following periods in any given year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

          "REPORTABLE EVENT" means, as to any Plan, (a) any of
           ----------------
the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

          "REQUEST FOR ADVANCE" means a request from Borrower for
           -------------------
an Advance of the Loan in the form of EXHIBIT C attached hereto.

          "REQUIRED LENDERS" means, at any time, sixty-six and
           ----------------
two-thirds percent (66.66%) of the Lenders, determined based on the Lenders' respective Percentage Interests from time to time and not the number of Lenders.

          "REVOLVING LOAN PERIOD"  means that period of time
           ---------------------
beginning on the Closing Date and ending on July 2, 1998, subject to a one-time extension in accordance with the provisions of Section 2.1(i) below.

          "SECURITY AGREEMENTS" means security agreements,
           -------------------
chattel mortgages, pledges or similar documents given by Borrowers or any Subsidiary in favor of the Agent as agent for the Lenders, whether now existing or hereafter given, in form and substance acceptable to Agent covering, among other things, all personal property of the Borrower or any Subsidiary, including, without limitation, all accounts, equipment, fixtures, inventory, general intangibles, contract rights and all other personal property of Borrower or any Subsidiary and all other collateral described therein (but specifically excluding leasehold interests), as they may be expanded, restated, modified or amended at any time and from time to time.

          "SECURITY DOCUMENTS" means the Security Agreements, the
           ------------------
Pledge Agreements, the Mortgages, the Environmental Indemnity Agreements, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now or hereafter delivered by Borrower or any Subsidiary to the Agent on behalf of the Lenders or to the Lenders in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower or Subsidiaries under the Loan Documents, as any such documents may be expanded, renewed, restated, modified, or amended at any time and from time to time.

          "SUBSIDIARY" means, with respect to any Person, any
           ----------
corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned 50 percent or more by such Person. Without limiting the generality of the foregoing, with respect to Borrower,"Subsidiary" shall include Rock Bottom of Texas, Inc., a Texas corporation, Walnut Brewery, Inc., a Colorado corporation, Rock Bottom of Minneapolis, Inc., a Colorado corporation, Old Chicago of Colorado, Inc., a Colorado corporation, Wadsworth Old Chicago, Inc., a Colorado corporation, Old Chicago Westminster, Inc., a Colorado corporation, Rock Bottom Kansas, LLC, a Kansas limited liability company, and Old Chicago Kansas, Inc., a Kansas corporation. Each shall be referred to individually as "Subsidiary" and collectively as "Subsidiaries." Subsidiaries specifically excludes Trolley Barn and Big River.

          "TANGIBLE NET WORTH" means Consolidated tangible net
           ------------------
worth as determined in accordance with GAAP.

          "TERM LOAN PERIOD" means that period of time beginning
           ----------------
on the day immediately following the last day of the Revolving Loan Period and ending on the Maturity Date.

          "TOTAL LIABILITIES" means liabilities of Borrower that
           -----------------
should be reflected on a Consolidated balance sheet prepared in accordance with GAAP, and shall include all Indebtedness of Borrower.

          "TROLLEY BARN" means Trolley Barn Brewery, Inc., a
           ------------
Tennessee corporation.

          "TROLLEY BARN GUARANTY" means the Guaranty Agreement to
           ---------------------
be executed by Borrower for the benefit of NationsBank of Tennessee, N.A. guaranteeing indebtedness of Trolley Barn to NationsBank of Tennessee, N.A., provided that the maximum amount that Borrower shall be contractually obligated to pay under such guaranty shall be limited to $3,000,000 plus accrued but unpaid interest on such amount plus customary costs of collection.

          "UNFUNDED PENSION LIABILITIES" means the excess of a
           ----------------------------
Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

          "UNMATURED EVENT OF DEFAULT" means any event that with
           --------------------------
the passage of time or giving of notice, or both, would constitute an Event of Default.

          1.2  Accounting Terms and Determinations.  Unless
               -----------------------------------
otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower' independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders. The parties hereto further agree that in the event that any change in accounting principles from those used in the preparation of the financial statements of the Borrower to be delivered to the Agent or the Lenders pursuant to the terms of this Agreement hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in any change in the method of calculation of Financial Covenants, standards or terms found in this Agreement, the parties hereto agree to likewise enter into negotiations to amend the covenants, terms or standards contained in this Agreement to equitably reflect such change in accounting principles with the desired result that the criteria for evaluating the Borrower' financial condition shall be the same after such change as if such change had not been made. If the parties cannot agree on such an amendment as contemplated under the immediately preceding sentence, then the covenants shall be computed without giving effect to such change in accounting principles.

                               ARTICLE 2
                               THE LOAN

          2.1  The Loan.
               --------

               (a) Subject to the terms and conditions of this Agreement (including without limitation, the conditions stated in Section 3.1 below), each Lender severally but not jointly, agrees to make future Advances to Borrower from time to time during the Revolving Loan Period, in an aggregate principal amount not to exceed its Percentage Interest of the Loan; on the condition that at no time shall the outstanding amount of the Loan ever exceed the Maximum Loan Amount. So long as an Event of Default or an Unmatured Event of Default has

not occurred, Borrower may borrow, repay and reborrow under the Notes prior to the last day of the Revolving Loan Period in accordance with the terms of this Agreement. On the last day of the Revolving Loan Period, the Loan will convert to an amortizing term loan for the Term Loan Period, pursuant to which the Borrower may not borrow, repay, or
                                                ---
borrow again.

               (b)  Purpose.  The Loan shall be used for general
                    -------
corporate purposes including without limitation the opening of new restaurants.

               (c)  The Notes.  The Loan is evidenced by the
                    ---------
Notes.

               (d)  Maturity.  The Loan will mature and is due
                    --------
 and payable in full on the Maturity Date.

               (e)  Interest.  The Loan bears interest at the
                    --------
rates as set forth in and determined pursuant to the Notes. Upon the occurrence of an Event of Default, the Loan will bear interest at the Default Rate.

               (f)  Payments of Principal and Interest.
                    ----------------------------------
Principal and interest under the Loan is payable as follows:

                    (i) Accrued but unpaid interest on the Loan is payable in arrears (A) with respect to amounts bearing interest at the LIBOR Rate, (I) on the Rollover Date (as defined in the Notes) for each Interest Period, and (II) on the last day of each Quarter; and
(B) with respect to amounts bearing interest at the Base Rate, on the last day of each Quarter.

                    (ii) No regular payments of the principal amount of the Loan will be required during the Revolving Loan Period.
(B) During the Term Loan Period, Borrower shall make Quarterly payments of the principal amount of the Loan in an amount equal to 8.33% of the outstanding amount of the Loan on the first day of the Term Loan Period, which Quarterly payments shall commence on the first day of the Term Loan Period (which shall be April 1) and shall continue on the first day of each Quarter thereafter. For example, if the Term Loan Period begins on April 1, 1999 and the outstanding principal amount of the Loan on that date is $20,000,000, the Borrower shall make Quarterly payments of principal in the amount of $1,666,000 each commencing on April 1, 1999 and continuing on the first day of each Quarter thereafter. (C) The entire principal balance of the Loan together with all accrued but unpaid interest thereon and all other amounts due the Lenders pursuant to the Loan Documents is due and payable in full on the Maturity Date.

               (g)  Request for Advance under the Loan.
                    ----------------------------------

                    (i) Each request for an Advance under the Loan must be substantially in the form of the Request for Advance (subject to modifications approved by Agent) and submitted to the Agent on or before 11:00 a.m. Denver, Colorado time on (A) the Business Day preceding the day such Advance is requested to be made if such Advance is a Base Rate Advance, or (B) three Business Days preceding the date such Advance is requested to be

made if such Advance is a LIBOR Rate Advance. Upon receipt of a Request for Advance, the Agent shall promptly provide a notice thereof to each Lender. If all conditions precedent to each Advance have been met, not later than 11:00 a.m. Denver time on the next Business Day with respect to each Base Rate Advance and the third Business Day with respect to each LIBOR Rate Advance, each Lender shall make available to the Agent in immediately available funds the amount of such Lender's Percentage Interest of the amount specified in the Request for Advance; provided,
                                                    ---------
however, that the Lenders shall not be obligated to make any
- -------
Advance to Borrower that would result in the aggregate unpaid principal balance outstanding under the Loan exceeding the Maximum Loan Amount.

                    (ii) If all conditions precedent to such Advance have been met, the Agent will, on the date requested, make such Advance (or if each Lender has not funded its Percentage Interest, such portions of the Advance as shall have been funded) available to Borrower in immediately available funds at the Agent's office in Denver, Colorado. Each Lender's making available to Agent its Percentage Interest of the Advance shall constitute confirmation from such Lender that all conditions precedent to the Advance have been satisfied in a manner acceptable to such Lender. The obligation of each Lender to fund its Percentage Interest of an Advance shall be a separate obligation of each Lender, and neither the Agent nor any other Lender shall have any liability to the Borrower for the failure of any Lender to fund its Percentage Interest of any Advance. If any one or more Lenders fail to make available to Agent such Lender's Percentage Interest in any Advance, the Agent shall make available to the Borrower in immediately available funds at the Agent's office in Denver, Colorado, that portion of the Advance as to which the Agent has received funds from the other Lenders. In such event, the Lenders' Percentage Interests shall be adjusted as provided in Section
10.10 below.

                    (iii) In the event that all conditions precedent to an Advance have been satisfied and a Lender is obligated to make such Advance under the terms of this Agreement, and such Lender fails to make the Advance, and does not remedy such failure within one Business Day after request by Agent, the Agent shall use reasonable efforts to remove such defaulting Lender as a Lender hereunder and to locate a substitute Lender to replace the defaulting Lender and the defaulting Lender agrees promptly after request by Agent, to execute all documents (in form and substance acceptable to the Agent) required to assign its entire interest in the Loan to such substitute Lender (upon receipt from such Lender of an amount equal to the amount advanced and outstanding under the Loan by such defaulting Lender (together with interest thereon) less any expenses incurred by Agent as a result of such default). Agent's agreement to use reasonable efforts as set forth above shall not require Agent to bring any suit or legal action against the defaulting Lender and that Agent shall not be liable for damages to Borrower if Agent is unable to remove and replace the defaulting Lender and Agent shall not be required to take any action other than to use reasonable efforts to accomplish the foregoing.

                    (iv) Each request for a Base Rate Advance under the Loan must be in an amount of at least $500,000 or such lesser amount equal to the unadvanced portion of the Loan and each request for a LIBOR Rate Advance must be in an amount of at least $1,000,000.

                    (v) Each request for an Advance under the Loan shall be irrevocable and binding upon the Borrower from and after the time that a Request for Advance is received by the Agent and the submission of a Request for Advance to the Agent shall obligate Borrower to accept such Advance.

               (h)  Termination of the Revolving Loan Period.
                    ----------------------------------------
Upon the expiration of the Revolving Loan Period, the commitment of the Lenders to make Advances shall terminate.

               (i)  Extension of Revolving Loan Period and
                    --------------------------------------
Maturity Date.  Upon request of the Borrower, which request shall
- -------------
be made no less than 90 days and no more than 150 days prior to the end of the Revolving Loan Period, the Lenders may, but shall be under no obligation to, extend the end of the Revolving Loan Period and the Maturity Date by one year (referred to herein as an "Extension"). An Extension shall be in the sole and absolute discretion of the Lenders and shall require the unanimous approval of all Lenders. Without limiting the generality of the foregoing, an Extension shall be subject to the following terms and conditions and such other terms and conditions as the Agent may reasonably require: (i) Borrower shall provide Agent a written notice requesting the Extension; (ii) there shall not exist, either on the date the Extension is requested by the Borrower or on the date the Extension becomes effective any Event of Default or Unmatured Event of Default; (iii) all of the representations and warranties contained in the Loan Documents shall be true and correct on the date the Borrower requests the Extension and on the date the Extension becomes effective; (iv) there has been no significant material adverse change in the financial condition of Borrower; (v) Borrower shall execute all documents reasonably requested by Agent in connection with the Extension; (vi) Borrower shall pay to Agent, for the benefit of each Lender in accordance with its Percentage Interest, concurrent with the Extension, an extension fee of $20,000 together with all reasonable fees and expenses incurred by Agent in connection with the Extension, and (vii) the Agent and the Lenders shall have agreed in writing to the Extension. The foregoing list of conditions to the Extension is illustrative only and shall not in any way restrict the right of the Lenders to impose additional conditions nor shall the Lenders be under any obligation to agree to the Extension even if all of the foregoing conditions have been complied with. Borrower specifically acknowledges and agrees that the Extension shall be in the sole and absolute discretion of the Lenders and that the Lenders are under no obligation to grant the Extension. In the event that the Lenders agree to the Extension, the end of the Revolving Loan Period and the Maturity Date shall each be extended by a period of one year.

          2.2  Payments by Borrower.  All payments of principal
               --------------------
and interest hereunder or under the Notes shall be made at the Agent's offices at 1740 Broadway, Denver, Colorado 80274-8673 (or at such other place as the Agent designates to Borrower in writing at least one Business Day prior to the due date or payment date, as the case may be) by 12:00 noon Denver time on the date due or the date of payment (as the case may be) in immediately available funds free and clear of any and all taxes and without setoff or counterclaim or deduction of any kind. Any payment received by the Agent after 12:00 noon Denver time will be credited against the amount due on the next Business Day. If any payment to be made by Borrower hereunder or under the Notes is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any

interest and fees in respect of such payment. All payments received from Borrower hereunder or under any of the Notes must be applied first to pay any fees or expenses due to the Agent hereunder, second to pay any fees or expenses due to the Lenders hereunder on a pro rata basis, third to pay accrued but unpaid interest on the Loan, and lastly, to repay the principal amount of the Loan.

          2.3  Payments to the Lenders.  Each payment by Borrower
               -----------------------
to the Agent on account of principal of and interest on the Loan or otherwise hereunder shall be distributed by the Agent to the Lenders on the same day such funds are received from Borrower in like funds, provided that the Agent receives such funds by 12:00 noon Denver time and on the next Business Day if the Agent receives such funds after 12:00 noon Denver time, pro rata according to the Percentage Interest of each Lender in like funds; provided that in the event the Agent receives immediately available funds from Borrower before 12:00 noon on any Business Day but does not remit such payments to the Lenders until the next Business Day, the Agent shall pay to the Lenders the Federal Funds Rate for each night that funds remain in the Agent's possession. In the event the Agent receives less than the aggregate amount due to all Lenders on any day, the Agent shall distribute ratably to each Lender, in the case of any payment, the portion of the aggregate amount received by the Agent on such day multiplied by the Percentage Interest of such Lender.

          2.4  Unused Fee.  During the Revolving Loan Period,
               ----------
Borrower shall pay to the Agent on behalf of the Lenders a Quarterly unused fee calculated as follows: (a) first, by multiplying the Unused Availability during such Quarter by one quarter percent (.25%),
(b) second, by dividing the product arrived at pursuant to (a) above by three hundred and sixty, and (c) third, by multiplying the number determined pursuant to (b) above by the number of days in the Quarter, which fee is payable in arrears within thirty days of the end of each Quarter. The Unused Fee will be divided among the Lenders pro rata in accordance with each Lender's Percentage Interest. "Unused
                                                     ------
Availability" during any Quarter means the amount by which
- ------------
(i) the Maximum Loan Amount exceeds (ii) the average daily
                            -------
outstanding balance of the Loan during such Quarter as reasonably determined by the Agent, which determination shall be binding absent manifest error.

          2.5  Additional Payments.  If, by reason of
               -------------------

               (a) any adoption or change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement regarding capital adequacy, special deposit, reserve, assessment or other or similar requirement or any change in the interpretation or application by any judicial or regulatory authority of any such law, regulation, rule, decree or regulatory requirement or

               (b) compliance by any Lender with any direction, request or requirement regarding capital adequacy, special deposit, reserve, assessment or other or similar requirement (whether or not having the force of law) of any governmental or monetary authority, including, without limitation, Regulation D:

                    (i) any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of any Lender's obligations under this Article II, whether directly or by such being imposed on or suffered by any Lender (except for changes in the rate of taxes on the overall net income of the Lenders);

                    (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Advance; or

                    (iii) there shall be imposed on any Lender any other conditions regarding Advances;

and the result of the foregoing is to directly or indirectly reduce the rate of return to the Lender or the Agent in issuing, making or maintaining any Advance, or to reduce the amount received in respect thereof by any Lender, then and in any such case, any Lender may, at any time within a reasonable period after obtaining actual knowledge that the additional cost was incurred or the amount received was reduced, notify Borrower (with a copy to the Agent) and Borrower shall, within five days of receipt of the request therefor, pay to the Agent for the benefit of the Lender such amounts as any Lender may specify to be necessary to compensate the Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Advances then in effect. The determination by any Lender of any amount due pursuant to this Section 2.5 as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be binding upon Borrower.

                               ARTICLE 3
                         CONDITIONS OF LENDING

          3.1  Advance.  The Lenders shall have no obligation to
               -------
make Advances under the Loan unless (x) the Agent shall have received all of the following, at the Agent's office in Denver, Colorado, duly executed and delivered and in form and substance satisfactory to the Agent, the Lenders and their counsel and (y) unless all of the following shall have been satisfied in a manner acceptable to the Agent, the Lenders and their counsel:

               (a) with respect to the first Advance after the date hereof, this Agreement, executed by Borrower, the Agent and the Lenders;

               (b) with respect to the first Advance after the date hereof, the Notes;

               (c) with respect to the first Advance after the date hereof, the Security Documents;

               (d) with respect to the first Advance after the date hereof, to the extent requested by Agent, financing statements in appropriate form for filing with the filing jurisdictions necessary to cover all of the Collateral;

               (e) with respect to the first Advance after the date hereof, results of UCC lien searches as to Borrower and Subsidiaries for those states required by Agent which search results shall be acceptable to the Agent;

               (f) with respect to the first Advance after the date hereof, the Pledge Agreement from Borrower pledging the Pledged Stock, together with delivery to the Agent of (1) original stock certificates evidencing all of the stock being pledged, (2) stock powers executed in blank in connection with the stock being pledged, and (3) certified copies of stock ledgers of all Subsidiaries (other than Rock Bottom Kansas, LLC);

               (g) with respect to the first Advance after the date hereof, a (1) certificate dated as of the Closing Date executed on behalf of Borrower and each Subsidiary by the Secretary or an Authorized Officer of Borrower and all such Subsidiaries, certifying to the correctness and completeness of the following: (A) Articles of Incorporation or Articles of Organization, (B) Bylaws or Operating Agreement, and (C) Resolutions or Consent of Managers adopted by Borrower's and each Subsidiary's Board of Directors or members authorizing the Loan and the pledge of Collateral, and (2) a Certificate of Good Standing for Borrower and each Subsidiary from such jurisdictions as the Agent may reasonably require;

               (h) with respect to the first Advance after the date hereof, a certificate, dated the Closing Date and executed by the Secretary or assistant Secretary of the Borrower and each Subsidiary (or manager, with respect to a limited liability company), which shall contain the names, titles and signatures of the Authorized Officers of Borrower and each Subsidiary authorized to execute this Agreement, the Security Documents and the other Loan Documents on behalf of the Borrower and the Subsidiary;

               (i) with respect to the first Advance after the date hereof, Landlord Waivers in form and substance satisfactory to Agent, from the lessor of each of the locations at which Borrower or any Subsidiary conducts business (subject to waiver by Agent in its sole discretion);

               (j) all legal matters incident to the Loan, this Agreement, the Note, the Security Documents and any other Loan Documents shall be satisfactory to the Agent, and with respect to the first Advance after the date hereof, the Agent shall have received the opinion of Davis Graham & Stubbs, counsel to Borrower, addressed to the Agent and the Lenders and addressing such matters as the Agent may require, in each case containing such exceptions and qualifications acceptable to Agent as are customary in similar opinions;

               (k) all representations and warranties contained in this Agreement and in the Loan Documents shall be true on the Closing Date and each Advance Date as if then given, and Borrower shall have performed or observed all terms, agreements, conditions and

obligations hereunder and under the Loan Documents to be performed or observed on or prior to the Advance Date;

               (l) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Advance;

               (m) since the Initial Financial Statements, or the date of the most recent Advance, whichever is later, there has been no material adverse change in the business, financial position or results of operations of Borrower;

               (n) as of the Closing Date and each Advance Date, Borrower and each Subsidiary considered on a Consolidated basis shall be solvent and Borrower's and each Subsidiary's property considered on a Consolidated basis shall be greater than Borrower's or such Subsidiary's debts, at fair valuation, giving due consideration to identified contingent liabilities;

               (o) as of the Closing Date and each Advance Date, Borrower and each Subsidiary considered on a Consolidated basis shall have sufficient capital to carry on their business as it is now conducted and as it is proposed to be conducted (other than expansions being considered at the time of the advance) following the Closing Date or Advance;

               (p) as of the Closing Date and each Advance Date, Borrower and each Subsidiary considered on a Consolidated basis shall be able to pay their debts as they mature, taking into account the Advance;

               (q) a Request for Advance or certificate, dated the Advance Date and executed on behalf of Borrower by an Authorized
Officer, stating the substance of Subsections 3.1 (m) through (r) above as of the requested Advance Date;

               (r) such Advance shall not be prohibited by any laws or any regulation or order of any court or governmental authority or agency and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order;

               (s) the amount of such Advance together with the outstanding principal amount of the Loan shall not exceed the Maximum Loan Amount; and

               (t) all other documents and assurances which Agent reasonably requires or which Agent may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by proper authorities.

                               ARTICLE 4
                               SECURITY

          4.1  Scope of Security.  The repayment of the Loan and
               -----------------
all extensions and renewals thereof, and the performance of all obligations of the Borrower hereunder and under the other Loan
Documents, shall be secured by the Security Documents encumbering the Collateral.

          4.2  Release of Real Estate Security.  (a)  The Lenders
               -------------------------------
agree, at any time and from time to time, to release the lien on one or more of the Fee Properties in order (1) to permit Borrower to obtain a mortgage loan secured by the Fee Property being released or
(2) to permit Borrower to engage in a sale lease-back of the Fee Property being released pursuant to which such Fee Property is sold and immediately leased back from the purchaser thereof, provided that:
(w) in the case of a release to facilitate a mortgage loan, the amount of the mortgage loan obtained by Borrower is at least equal to 60% of the fair market value of the Fee Property being released, (x) the mortgage loan or sale lease-back transaction is with an unaffiliated third party on fair and reasonable terms or if it is with an affiliated party is on terms substantially similar to the terms available from an unaffiliated third party, (y) upon repayment of the mortgage loan or reacquisition of the property following the conclusion of a sale lease-back transaction, the Borrower, if so requested by the Agent, pledges or causes such Subsidiary to grant a lien on the previously released property, and (z) no Event of Default or Unmatured Event of Default has occurred at the time the release is requested or delivered.

               (b) The Lenders hereby authorize the Agent, without any further action on the part of Lenders, to execute all documents required to effect the release provided that such release complies with the provisions set forth in section (a) above. Execution of a release by the Agent shall constitute confirmation to the Borrower that the conditions set forth in this Section 4.2 have been satisfied in a manner acceptable to the Agent.

          4.3  Release of Personal Property Security.  The
               -------------------------------------
Lenders hereby authorize the Agent, without any further action on the part of the Lenders, to execute all documents required to effect a release of personal property Collateral with an aggregate fair market value (at the time of the release) of up to $50,000 per year if Borrower is entitled to the release of such personal property Collateral under the provisions of this Agreement or any other Loan Document and provided that no Event of Default or Unmatured Event of Default has occurred and Borrower is otherwise entitled to the release, the Agent agrees to execute such release upon request by Borrower.

                               ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to the Agent and each Lender that as of the date hereof and as of the date of any Advance:

          5.1  Existence.
               ---------

               (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) Each of Walnut Brewery, Inc., Rock Bottom of Minneapolis, Inc., Old Chicago of Colorado, Inc., Wadsworth Old Chicago, Inc., and Old Chicago Westminster, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

               (c) Rock Bottom of Texas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

               (d) Old Chicago Kansas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas;

               (e) Rock Bottom Kansas, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas;

               (f) The principal place of business for Borrower and each Subsidiary is the State of Colorado, and Borrower and each Subsidiary is qualified to do business in Colorado, and each of the states set forth in Exhibit D attached hereto and incorporated herein by this reference, and in every other jurisdiction in which the nature of its business or the ownership of its assets requires such qualification;

               (g) Borrower and each Subsidiary has the power and authority to own the property which it owns and to carry on its business as such business is now conducted; and

               (h) Borrower and each Subsidiary has all material franchises, permits, licenses and similar agreements necessary to carry on its business (except for any franchises, permits, licenses and similar agreements which, if not in effect, would not have a Material Adverse Effect) as now conducted and has not received any notices of default or termination under any of such agreements.

          5.2  Collateral.  The Collateral owned by Borrower and
               ----------
each Subsidiary is held only in the states set forth in Exhibit D, and Borrower will not permit the Collateral owned by Borrower or any Subsidiary to be held in any other state without Agent's prior written consent; provided, however, that Borrower and any Subsidiary may relocate Collateral to any state in which Lender will have a valid, perfected, first priority security interest in such Collateral after relocation, subject only to the Permitted Liens.

          5.3  Pledged Stock.  The Pledged Stock represents 100%
               -------------
of the outstanding stock of each of the Subsidiaries (other than Rock Bottom Kansas, LLC). The Pledged Stock is owned 100% by the Borrower. Borrower will not transfer any of the Pledged Stock without the prior written consent of Agent, which consent shall be given or withheld at the direction of the

Required Banks; unless (a) such stock is being transferred to a Subsidiary of Borrower and (b) Agent, for the benefit of Lenders, will continue to have a valid, perfected first priority security interest in such stock following transfer, in which event consent shall not be unreasonably withheld.

          5.4  Noncontravention.  The execution, delivery and
               ----------------
performance by Borrower of this Agreement and by Borrower and each Subsidiary of the other Loan Documents and the borrowings hereunder, and the consummation of the transactions contemplated herein and therein will not (a) conflict with the Articles of Incorporation, Bylaws or other organizational or governing documents of Borrower or any Subsidiary, (b) conflict with or result in any breach of any mortgage, lien, lease, agreement, instrument, order, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which Borrower or any Subsidiary is a party or is subject or by which Borrower or any Subsidiary or Borrower's or any Subsidiary's properties are bound or affected other than the terms of any lease of any of Borrower's facilities which may prohibit the granting of a lien on Borrower's fixtures located in such facility or
(c) result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or any Subsidiary.

          5.5  Third-Party Authorization.  No consent, approval,
               -------------------------
exemption, authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or third party is required by Borrower or any Subsidiary in connection with the execution, delivery or performance by Borrower and Subsidiaries of this Agreement, or any other Loan Document or to consummate any transactions contemplated hereby or thereby; except for (i) recording of the Security Documents, and (ii) consent of any landlord required to the encumbrance of any fixtures located in any premises leased by the Borrower or any Subsidiary.

          5.6  Authorization; Binding Effect.  Borrower and each
               -----------------------------
Subsidiary has full power and authority to enter into this Agreement and the other Loan Documents. The execution and delivery of this Agreement, and the other Loan Documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary action by Borrower and each Subsidiary. This Agreement and the other Loan Documents are legal, valid and binding obligations of Borrower and each Subsidiary, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

          5.7  Litigation.  There are no actions, suits,
               ----------
proceedings or claims against Borrower or any Subsidiary or any of their respective properties pending or, to the knowledge of Borrower or any Subsidiary, threatened before any court or by or before any governmental instrumentality, which could have a material adverse effect on the business, operations, property, prospects or condition (financial or otherwise) of Borrower or any Subsidiary or the ability of Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Loan Documents. There exists no default or breach by Borrower or any Subsidiary with respect to any order, writ, injunction, decree or demand of any court or governmental instrumentality, nor will the execution, delivery or performance by Borrower or any Subsidiary of this Agreement or any of the other Loan Documents result in any such default or breach.

          5.8  Taxes.  Borrower and each Subsidiary has filed all
               -----
required tax returns and paid all taxes and other governmental charges or levies imposed upon or against it or its properties (including the Collateral) or profits before the same became in default, except those being contested in good faith and by appropriate proceedings, for which adequate reserves have been set up by such Borrower or Subsidiary and for which there is no risk of loss of any of the Collateral.

          5.9  Liens.  All property and assets of Borrower and
               -----
Subsidiaries are free and clear of all liens and encumbrances, except for the liens permitted pursuant to Section 7.2.

          5.10 Use of Proceeds.  The proceeds of the Loan shall
               ---------------
be used solely for the purposes set forth in Article 2 above. In no event shall funds from the Loan or any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes.

          5.11 Other Obligations.  Neither Borrower nor any
               -----------------
Subsidiary has any outstanding Indebtedness of any kind that is, in the aggregate, material to such Borrower or Subsidiary or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements (or in the context of future Advances, financial statements subsequently provided to Agent pursuant to this Agreement).

          5.12 Full Disclosure.  No certificate, statement,
               ---------------
report or other information delivered herewith or heretofore by Borrower or any Subsidiary to the Agent or the Lenders in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to such Person necessary to make the statements contained herein or therein not materially misleading as of the date made or deemed made. There is no fact known to Borrower or any Subsidiary that has not been disclosed to the Agent or the Lenders in writing that could materially and adversely affect Borrower's or Subsidiary's properties, business, prospects or condition (financial or otherwise).

          5.13 Margin Stock.  Neither Borrower nor any Subsidiary
               ------------
owns "margin stock" or "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" or "margin securities."

          5.14 ERISA Compliance.  Except as disclosed to Agent in
               ----------------
writing:

               (a) Each Plan and Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

               (b) Each Qualified Plan and Multiemployer Plans has been determined by the IRS to qualify under section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of section 501 of the Code, and to the best knowledge of Borrower, except as otherwise disclosed to the Agent or the Lenders in writing, nothing has occurred that would cause the loss of such qualification or tax-exempt status.

               (c) There are no outstanding material liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

               (d)  No Plan subject to Title IV of ERISA has any
Unfunded Pension Liability.

               (e) No member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to or with any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise, or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

               (f) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of section 4980B of the Code.

               (g) No ERISA Events have occurred or are reasonably expected to occur with respect to any Plan(s).

               (h) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

               (i) Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under section 4219 of ERISA, would result in such liability) under section 4201 or 4243 of ERISA, or secondary liability under Section 4204 of ERISA, with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under section 4007 of ERISA) with respect to a Plan.

               (j) Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

               (k) No member of the Controlled Group has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in section 4975 of the Code or section 406 of ERISA) in connection with any Plan that would reasonably be expected to have a material adverse effect on the properties, business, operations, prospects or condition (financial or otherwise) of Borrower.

          5.15 Compliance with Laws.  Borrower and each
               --------------------
Subsidiary is in compliance with all material laws, rules and regulations (except where the failure to comply would not have a Material Adverse Effect) and any material determination of any arbitrator or governmental authority applicable to or binding upon it or any of its property or to which it or any of its property is subject. In addition, Borrower and each Subsidiary has obtained all material licenses, permits, authorizations and other rights as are necessary for the present conduct by Borrower and each Subsidiary of its present business to be operated by it on and after the date hereof, except for such licenses, permits, authorizations and other rights, the failure to obtain which would not have a Material Adverse Effect.

          5.16 Financial Condition.  The Initial Financial
               -------------------
Statements (and, with respect to Advances, the most recent financial statements provided to Agent pursuant to this Agreement prior to such Advance) fairly present Borrower's financial position at the date thereof and the results of Borrower's operations and cash flows for the period thereof. Since the date of the Initial Financial Statements (and, with respect to Advances, the most recent financial statements provided to Agent pursuant to this Agreement prior to such Advance), there has been no material adverse change in the business, financial position or results of operations of Borrower.

          5.17 Environmental Matters.  (a) The operations of
               ---------------------
Borrower and each Subsidiary substantially comply in all respects with all federal, state or local laws, statutes, rules, regulations, and all administrative orders, licenses, authorizations and permits of any governmental authority, relating to environmental or public health and safety ("Environmental Laws"), except where the failure to comply
         ------------------
would not have a Material Adverse Effect; (b) none of the operations of Borrower or any Subsidiary is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment, which could have a Material Adverse Effect; (c) Neither Borrower nor any Subsidiary has filed or caused to be filed any notice under any federal, state or local law indicating that Borrower or such Subsidiary is responsible for the release into the environment, or the improper storage, of any material amount of any hazardous or toxic waste, substance or constituent or that any such waste, substance or constituent has been released, or is improperly stored, upon any property of such Person, which could have a Material Adverse Effect; and (d) Neither Borrower nor any Subsidiary otherwise has any known material contingent liability in connection with the release into the environment, or the improper storage, of any such waste, substance or constituent, which could have a Material Adverse Effect. The provisions of this Section
5.17 are in addition to any representations and

warranties set forth by Borrower or Subsidiaries in any environmental indemnity or other agreement.

          5.18 Investment Company Act, Etc.  Neither Borrower nor
               ----------------------------
any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.19 Intentionally deleted.

          5.20 Licenses.  Borrower and each Subsidiary has the
               --------
right to use all material trademarks, trademark rights, trade names, trade name rights, copyrights and similar rights as are necessary for the present conduct by Borrower and each Subsidiary of its present businesses to be operated by it on and after the date hereof. All of the foregoing are and will be in full force and effect, and Borrower and each Subsidiary is and will be in substantial compliance with the foregoing, without any known conflict with the valid rights of others that could have or cause a Material Adverse Effect. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license or other right or affects or would affect the rights of the Borrower or Subsidiary thereunder so as to have a Material Adverse Effect.

          5.21 Patents, Copyrights, Etc.  Neither Borrower nor
               -------------------------
any Subsidiary has any rights in any patent, trademark, copyright or other or similar intellectual property right (collectively "Intellectual Property Rights") that is material to the operation
 ----------------------------
of Borrower's or any Subsidiary's business as now operated (other than any right to any name under which Borrower or any Subsidiary now does business or any rights it has in any logos, trademarks, trade names or marketing or promotional concepts).

          5.22 Subsidiaries.  The organizational chart attached
               ------------
to and made a part of this Agreement as Exhibit E is a complete and accurate representation of the interrelationship of the Borrower and Subsidiaries and their respective Subsidiaries and no Borrower or Subsidiary has any Subsidiary other than as depicted on such organizational chart. Rock Bottom Denver has been merged into Walnut Brewery, Inc.

          5.23 Borrower's and Subsidiary's Operations.  Except as
               --------------------------------------
disclosed in writing to the Agent, neither Borrower nor any Subsidiary operates any restaurants, brew pubs, or any other operations which are a material part of Borrower's and Subsidiary's business in any state other than the states listed on Exhibit D.

          5.24 Partnerships and Joint Ventures.  Neither Borrower
               -------------------------------
nor any Subsidiary is a partner in any partnership, a member of any limited liability company or a partner or a party to any joint venture except as disclosed in writing to the Agent.

                               ARTICLE 6
                         AFFIRMATIVE COVENANTS

          Until payment in full of the Loans and termination of all the Obligations hereunder, without the prior written consent of the Required Lenders:

          6.1  Payment and Performance of Loan.  Borrower shall
               -------------------------------
duly and punctually pay or cause to be paid in lawful money of the United States the principal and interest on the Loan upon the dates, at the place and in the manner set forth in the Notes and in
Article II hereof, and perform and observe all other obligations of Borrower under this Agreement and the other Loan Documents.

          6.2  Financial Statements.  Borrower shall and shall
               --------------------
cause each Subsidiary to keep proper books of record and account in which full, true and correct entries shall be made of all business, dealings and affairs in accordance with GAAP, and Borrower shall, at Borrower's expense, deliver directly to Agent (with sufficient copies for each Lender), who shall promptly deliver the same to each Lender, the following in a form acceptable to Agent:

               (a) Within ninety calendar days after the end of each Fiscal Year of Borrower, complete audited annual Consolidated nancial statements of Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit conducted by independent certified public accountants selected by Borrower and acceptable to the Agent, stating that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise required due to changes in GAAP), and accompanied by an annual certificate of the type described in Section 6.2(b) below signed by an Authorized Officer of Borrower;

               (b) Within forty-five days after the end of each Fiscal Quarter, (i) an internally prepared Consolidated financial statement for Borrower for such Fiscal Quarter including an income statement and balance sheet for Borrower for the subject Fiscal Quarter, prepared in reasonable detail and in accordance with GAAP, and certified by an Authorized Officer of Borrower as being true and correct and fairly presenting in accordance with GAAP the financial position and results of operations of Borrower, except for normal year end adjustments; and (ii) a certificate signed by an Authorized Officer of Borrower, showing as of the last day of such Fiscal Quarter the calculation of and compliance with the financial covenants contained in this Agreement, and stating that as of the last day of such Fiscal Quarter there does not exist any condition or event which constitutes an Event of Default or an Unmatured Event of Default, or, if such condition or event existed, specifying the nature and period of existence of any such condition or event, generally in the form of Exhibit F attached hereto;

               (c) Within thirty days after the end of each fiscal month, an internally prepared monthly Consolidated income statement and balance sheet for Borrower for the subject month, together with a summary financial report of the key indicators set forth on Exhibit G with

respect to each restaurant unit operated by Borrower or any Subsidiary prepared in reasonable detail and form acceptable to the Agent, and certified by an Authorized Officer of Borrower as being true and correct;

               (d) Within thirty days prior to the end of each Fiscal Year, an annual, consolidated projected income statement, balance sheet and a consolidated statement of cash flows for Borrower for the coming calendar year, prepared on a Fiscal Quarter-by-Fiscal Quarter basis and certified by an Authorized Officer of Borrower as fairly estimating such projections for the following fiscal year, together with a summary financial report of the key indicators with respect to each restaurant unit operated by Borrower or any Subsidiary prepared in reasonable detail and in form acceptable to the Agent, and certified by an authorized officer of Borrower as being true and correct;

               (e) At the time the same are filed, copies of all financial statements, registration statements and regular, periodical or special reports that Borrower may make to, or file with, the Securities and Exchange Commission (including, without limitation, each 10-K, 10-Q and 8-K) or any stock exchange unless previously provided to the Agent hereunder; and

               (f) Such additional financial and other information as the Agent or any Lender may from time to time reasonably request; unless the Borrower or any Subsidiary is prohibited from providing such information by the Securities and Exchange Commission or any other applicable law or regulation or unless prohibited by any confidentiality agreement to which Borrower is a party as of the date hereof entered into in connection with any proposed acquisition, joint venture, or similar transactions.

          6.3  Preservation of Existence, Etc.  Borrower shall
               -------------------------------
and shall cause all Subsidiaries of Borrower to maintain in full force and effect such Borrower's or Subsidiary's existence as a corporation or limited liability company and its good standing under the laws of its state of incorporation or formation and its right to transact business in all states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states.

          6.4  Maintenance of Property.  Borrower shall and shall
               -----------------------
cause all Subsidiaries of Borrower to maintain, preserve, protect and keep in good repair and in good working order and condition the Collateral and all other properties, real or personal, used or useful in its business.

          6.5  Payment of Other Obligations.  Borrower shall and
               ----------------------------
shall cause each Subsidiary of Borrower to duly and punctually pay and discharge (i) all taxes, assessments and other governmental charges assessed against or imposed upon or with respect to such Borrower or such Subsidiary or its properties or assets prior to the date when they shall become delinquent unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have

been established in accordance with GAAP and there is no immediate risk of loss of any of the Collateral; (ii) all charges for labor, materials and supplies which if unpaid might become a lien against any part of the property of such Borrower or Subsidiary, unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP and there is no immediate risk of loss of any of the Collateral; and
(iii) all federal and state social security, worker's compensation and similar taxes, payments and contributions for which such Borrower or Subsidiary may be liable, before the same become delinquent unless the same are being contested in good faith and by appropriate proceedings and appropriate reserves have been established in accordance with GAAP and there is no immediate risk of loss of any of the Collateral; and

          6.6  Insurance.
               ---------

               (a) In addition to any insurance requirements set forth in the Security Documents, Borrower shall and shall cause each Subsidiary of Borrower to keep all of its insurable property, real and personal, adequately insured at all times with financially sound and reputable independent insurance companies against fire and against such other risks as are customarily insured against by the same or similar businesses of a comparable size, and fully insure against its employer's and public liability risks, all in such amounts and upon such terms and conditions, including deductibles, as the Agent or the Lenders may reasonably require.

               (b) Each insurance policy covering the Collateral shall be endorsed:

                    (i)  to provide for payment of losses to the
Company and the Agent, as agent for the Lenders, as their interests may appear;

                    (ii) to provide that such policies may not be canceled, for any reason, without thirty days prior written notice to the Agent;

                    (iii) to provide for any other matters specified in any applicable Security Document or which the Agent may reasonably require, provided that such additional requirements are generally consistent with insurance carried by comparable companies in the same industry with comparable secured borrowings; and

                    (iv)  to provide for insurance against fire,
casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured.

               (c) Borrower shall and shall cause each Subsidiary of Borrower to maintain at all times adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable independent insurers, in an amount equal to the amounts set forth and containing the coverages set forth on the certificates of insurance delivered to Agent in connection with the closing of the transactions contemplated by this Agreement, subject to such increases in coverage or such additional coverage as may be reasonably required by the Agent from time to time, provided that such increased or additional coverage is consistent with insurance carried by comparable companies in the same industry. Upon the request of the Agent, Borrower shall and shall cause each Subsidiary of Borrower to furnish the Agent a certificate of an Authorized Officer of Borrower or such Subsidiary (and, if

requested by the Agent, any insurance broker of Borrower or any Subsidiary) setting forth the nature and extent of all insurance maintained by the Borrower and each Subsidiary in accordance with this
Section 6.6.

          6.7  Inspection of Property, Books and Records; Meeting
               --------------------------------------------------
with the Lenders.  Borrower shall and shall cause each Subsidiary
- ----------------
of Borrower to (a) permit the Agent's and any Lender's duly authorized officers, employees and agents to (1) inspect (and make copies of or abstracts therefrom) the Collateral and the other property, books and records of Borrower and each Subsidiary during normal business hours at the Borrower's or Subsidiary's principal place of business or other location where such Collateral, books and records are maintained and
(2) discuss Borrower's and each Subsidiary's affairs, finances and accounts with Borrower's and each Subsidiary's officers and its independent accountants at mutually convenient times during normal business hours, and (b) furnish any other data which the Agent or any Lender may reasonably request, all at the expense of Borrower or such Subsidiaries (except that Borrower shall not be responsible for any out-of-pocket expenses incurred by Lender in connection with the foregoing other than collateral audit expenses to which Agent is entitled under the definition of Loan Expenses.

          6.8  Notices.  Borrower shall and shall cause each
               -------
Subsidiary of Borrower to give written notice to the Agent within three days after Borrower or any Subsidiary becomes aware of any of the following (or with respect to (a) below, three days after reporting to the SEC or the issuance of a press release:

               (a) Any material adverse change in the business, property, prospects, assets, operations or condition (financial otherwise) of Borrower or any Subsidiary which Borrower or the Subsidiary discloses to the SEC or with respect to which Borrower or any Subsidiary issues a press release;

               (b)  Any Event of Default or Unmatured Event of
Default;

               (c) The institution of any litigation or other proceeding before any governmental body or official against Borrower or any Subsidiary or any of their respective assets and any developments in any pending litigation or other proceeding before any governmental body or official that could have a Material Adverse
Effect;

               (d) Any existing or pending investigation or inquiry by any governmental authority in connection with any applicable
Environmental Laws;

               (e) The institution of, or material development in, any litigation affecting any of the Collateral, or any other dispute or claim that could have a material adverse effect on any of the Collateral;

               (f) Any fact that causes or may cause the Agent, on behalf of the Lenders, or the Lenders to fail to have a valid, enforceable and perfected first priority lien on or

security interest in any of the Collateral having an aggregate fair market value in excess of $100,000;

               (g) Any of the following events affecting Borrower or any member of its Controlled Group (but in no event more than ten days after becoming aware of such event), together with a copy of any notice with respect to such event that may be required to be filed with any governmental authority and any notice delivered by any governmental authority to Borrower or any member or its Controlled Group with respect to such event:

                    (i)  an ERISA Event;

                    (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

                    (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities;

                    (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

               (h) Any event that with the passage of time or giving of notice, or both, would permit the holder or holders of any Indebtedness of Borrower in excess of $100,000 to declare such Indebtedness to be due and payable prior to its stated maturity;

               (i) Any change in any executive officer of Borrower (which notice shall be given to the Agent within three Business Days after notice is given to the officer);

               (j) The creation or acquisition of any new Subsidiary by Borrower or any Subsidiary; and

               (k) The issuance of any new capital stock of Borrower (except stock issued in connection with the exercise of any stock option).

          6.9  Compliance with Laws.  Borrower shall and shall cause
               --------------------
each Subsidiary of Borrower to comply in all material respects with all material laws, statutes, rules and regulations of the United States and of any state or municipality, and of any official, arbitrator or governmental authority, in respect of the conduct of business and ownership of property by such Borrower or Subsidiary, except where the failure to comply would not have a Material Adverse Effect.

          6.10 Further Assurances.  Borrower shall and shall
               ------------------
cause each Subsidiary of Borrower to promptly at Borrower's expense,
(a) file and refile in such offices, at such times and as often as may be reasonably necessary, every instrument and every amendment thereto, and take such other action, as may be reasonably necessary or desirable to create, perfect, maintain

and preserve all liens and security interests intended to be created by Borrower and Subsidiaries under the Security Documents in favor of the Agent as agent for the Lenders or in favor of the Lenders and to protect and preserve the rights and remedies of the Agent and the Lenders thereunder, (b) furnish to the Agent evidence reasonably satisfactory to the Agent of all such filings and refilings,
(c) otherwise do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created by the Security Documents as a lien on real property and fixtures and a security interest in personal property and to carry out to the Agent's and the Lender's satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

          6.11 Financial Covenants.  Borrower shall comply with
               -------------------
the following financial covenants, compliance with which shall be determined at the end of each Fiscal Quarter during the term of this Agreement, commencing with the Fiscal Quarter ending on June 30, 1996 unless specifically provided otherwise.

               (a)  Funded Debt to Operating Cash Flow.  Borrower
                    ----------------------------------
shall maintain a ratio of Funded Debt to Operating Cash Flow (determined on a Consolidated basis) of less than or equal to the ratio set forth below for the period in which the applicable Fiscal Quarter ends, calculated at the end of each Fiscal Quarter and based on such Fiscal Quarter and the three immediately preceding Fiscal
Quarters:

     FISCAL QUARTER ENDING                                  RATIO
     ---------------------                                  -----

     04/01/96 through 12/31/96 (or Fiscal Quarter ending    1.50
     closest thereto)

     01/01/97 through Maturity Date (or Fiscal Quarter      1.00
     ending closest thereto)

               (b)  Fixed Charge Coverage Ratio.  Borrower shall
                    ---------------------------
maintain a Fixed Charge Coverage Ratio (determined on a Consolidated basis) of not less than the ratio set forth below for the period in which the applicable Fiscal Quarter ends, calculated at the end of each Fiscal Quarter and based on such Fiscal Quarter and the three immediately preceding Fiscal Quarters:

     FISCAL QUARTER ENDING                                  RATIO
     ---------------------                                  -----

     Closing Date 12/31/96 (or Fiscal Quarter               1.60
     ending closest thereto)

     01/01/97 through Maturity Date (or Fiscal Quarter      1.75
     ending closest thereto)

               (c)  Total Liabilities to Tangible Net Worth.  The
                    ---------------------------------------
ratio of Borrower's Total Liabilities to Tangible Net Worth calculated at the end of each Fiscal Quarter shall not exceed .50 to 1 at any time during the term of the Loan.

               (d)  Operating Profit Margin.  Borrower's
                    -----------------------
Operating Profit Margin calculated at the end of each Fiscal Quarter and based on such Fiscal Quarter shall not be less than 10% at any time during the term of the Loan.

          6.12 Principal Bank Accounts.  Borrower shall maintain
               -----------------------
its concentration and other principal deposit accounts with the Agent during the term of this Agreement; provided that Borrower and each Subsidiary shall be entitled to maintain regular operating accounts at a bank or financial institution located in the areas where Borrower or such Subsidiary does business.

          6.13 Loan Expenses.  Within three days after demand by
               -------------
the Agent, Borrower shall pay any and all Loan Expenses incurred by the Agent at any time and from time to time.

          6.14 Additional Security.  If Borrower or any
               -------------------
Subsidiary shall create or acquire any new Subsidiary, Borrower shall and shall cause each Subsidiary of Borrower to (unless otherwise agreed in writing by the Agent), within ten days after the creation or acquisition of such new Subsidiary and solely at Borrower's expense:
(a) pledge the stock or other ownership interest in such Subsidiary to the Agent, for the benefit of the Lenders, as additional Collateral; and (b) encumber the assets (other than fixtures which Borrower or such Subsidiary is prohibited from pledging pursuant to the terms of any space lease) of such Subsidiary in favor of the Agent, for the benefit of the Lenders, as additional Collateral, in both cases by execution and delivery of Security Documents in form and content acceptable to the Agent.

          6.15 Trolley Barn Acquisition.  Borrower shall
               ------------------------
take the following actions in connection with Borrower's contemplated acquisition of an ownership interest in Trolley Barn (at the time of the consummation of the acquisition);

               (a) Borrower shall pledge to the Agent, as agent for the Lenders, a first-priority lien on 100% of the issued and outstanding stock of TBB Acquisition Group, Inc., a Tennessee corporation ("TBB"), which shall be the owner of 50% of the issued and outstanding stock of Trolley Barn;

               (b) Borrower shall cause TBB to pledge to the Agent, as agent for Lenders, a first-priority lien on 50% of the issued and outstanding stock of Trolley Barn;

               (c) Borrower shall pledge or cause to be pledged to Agent, as agent for Lenders, any other equity ownership interest that Borrower may acquire, directly or indirectly, in TBB, Trolley Barn, Big River, or any entity associated therewith (other than a pledge of any Person owned by Trolley Barn);

               (d) Borrower shall cause the only asset of TBB to be its ownership interest in Trolley Barn;

               (e) Borrower shall execute and cause TBB to execute a pledge agreement substantially in the form of the Pledge Agreement and such other documents as Agent may reasonably request in connection with the transactions contemplated pursuant to this Section 6.15 and shall deliver to Agent such additional information and documents (including, without limitation, an opinion of counsel) as Agent may reasonably request in connection with the transactions contemplated by this Section 6.15.

          6.16 Ohio Qualification.  Within 30 days after the date
               ------------------
hereto, Borrower shall take all actions necessary to qualify to business in Ohio.

                               ARTICLE 7
                          NEGATIVE COVENANTS

          Until payment in full of the Loans and termination of all the Obligations hereunder, Borrower and Subsidiaries shall not, and shall not cause, permit or suffer Borrower or any Subsidiary of Borrower to, without the prior written consent of the Required
Lenders:

          7.1  Indebtedness.  Create, incur, assume or permit to
               ------------
exist any Indebtedness, except:

               (a)  The Loan;

               (b) Current trade payables to Persons incurred for goods furnished or services rendered, in either case in the Ordinary Course of Business and trade payables for construction and renovation of facilities which are not more than 45 days past due;

               (c) Indebtedness existing as of the date hereof and disclosed on Exhibit H attached hereto;

               (d)  The Trolley Barn Guaranty;

               (e) Indebtedness (including capital leases) incurred after the date hereof, not exceeding $2,000,000 in the aggregate outstanding at any one time (in addition to (1) the Loan, (2) the trade payables described in (b) above and (3) Indebtedness described in (c) and (d) above;

               (f) Loans from (i) any one or more of Borrower or any Collateral Subsidiary, to (ii) any one or more of Borrower or any Collateral Subsidiary; and

               (g) Accrued taxes, deferred income taxes, and payroll taxes which are not delinquent or past due.

          7.2  Liens.  Create, assume or permit to exist any
               -----
Lien) upon any properties or assets, whether now owned or hereafter acquired, real or personal, except Permitted Liens.

          7.3  Loans and Advances.  Make any loans or advances to
               ------------------
any Person, except for the following loans and advances: (a) accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business; (b) loans or advances to employees not to exceed $250,000 in the aggregate outstanding at any one time; (c) loans or advances (other than those permitted pursuant to (b) above) that do not exceed $100,000 in the aggregate outstanding at any one time; and (d) loans described in Section 7.1(f) above; provided that the loans permitted pursuant this Section 7.3 may not be made after the occurrence of an Event of Default or Unmatured Event of Default except that Borrower may continue to accept credit card sales in the Ordinary Course of Business.

          7.4  Capital Expenditures.  Make or incur any capital
               --------------------
expenditures (as such term is defined in accordance with GAAP), exceeding the aggregate limit of $20,000,000 during any four-Fiscal Quarter period, commencing with the four Fiscal Quarter period ending June 30, 1996.

          7.5  Investments and New Businesses.  (a) Make any
               ------------------------------
acquisitions of or capital contributions to or other investments in any Person (other than any Collateral Subsidiaries) on or after the Closing Date, except that acquisitions, contributions and other investments are permitted if (1) the total consideration paid in the form of capital stock (valued in the manner set forth in the acquisition, investment, contribution, or similar agreement) of the Borrower for all such acquisitions, contributions and other permitted investments during any Fiscal Year does not exceed fifteen percent of Borrower's Net Worth (determined on the last day of the prior Fiscal
Year) or (2) the total consideration paid in the form of cash (or the assumption or incurrence of debt, guarantees or other obligations) during any Fiscal Year does not exceed five percent of Borrower's Net Worth (determined on the last day of the prior Fiscal Year); except that the Trolley Barn Guaranty shall not be considered in determining Borrower's compliance with the provisions of this Section 7.5(a)(2), but all other consideration paid in connection with the acquisition of Trolley Barn and the transactions related thereto shall be considered in determining Borrower's compliance with the provisions of this
Section 7.5(a).

               (b) Make any investments other than (1) investments in open market commercial paper, maturing within 365 days after acquisition thereof, with a credit rating of at least A-1 or P-1 by either Standard & Poor's Corporation or Moody's Investors Service, Inc., (2) marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (3) municipal bonds with a credit rating of at least A by either Standard & Poor's or Moody's, and (4) demand deposits, time deposits (including certificates of deposit), and money market accounts.

          7.6  Mergers and Consolidations.  Merge or consolidate
               --------------------------
into or with any Person, which shall mean the combination of two or more entities in such fashion that only one of such entities shall survive such transaction or in such fashion that none of such entities shall survive such transaction, but instead shall be combined into a new entity or entities; provided that Borrower or any of its Subsidiaries shall be permitted (i) to undertake a merger in order to

change its state of incorporation, (ii) merge a Subsidiary into the Borrower or other Subsidiary, or (iii) merge any inactive Subsidiary; provided that in each case the Borrower provides the Agent thirty days' prior written notice and executes or causes each Subsidiary to execute such documents as Agent may reasonably require in order to continue Agent's valid, perfected, first priority security interest in all Collateral and that such merger does not have any material adverse effect on Agent or the Collateral.

          7.7  Intentionally deleted.

          7.8  Dividends and Distributions.  Make any dividends
               ---------------------------
or distributions of assets, or declare or pay any cash or liquidating distribution or dividends, or make any other distribution to any of their shareholders or members, except for dividends or distributions from any Subsidiary to the Borrower.

          7.9  Repurchases and Redemptions.  Redeem, purchase or
               ---------------------------
otherwise acquire any shares of the capital stock of the Borrower.

          7.10 Intentionally deleted.

          7.11 Disposition of Assets.  Sell, transfer, convey,
               ---------------------
assign, lease, exchange or otherwise dispose (whether in one or a series of transactions) of any of its assets, real or personal, except as follows:

               (a) sales, transfers, leases, exchanges or other dispositions of assets by Borrower in the Ordinary Course of Business; and

               (b) sales, transfers, leases, exchanges or other dispositions of assets by Borrower not in the Ordinary Course of Business, so long as such transaction is on fair and reasonable terms and the proceeds from all such transactions in any four Fiscal
Quarters do not exceed $100,000 in the aggregate;

               (c) sale lease-back transactions in connection with which the Borrower obtains a release under Section 4.2 above; and

               (d) transfers to any entity Consolidated with Borrower provided that such entity has provided Agent, for the benefit of the Lenders, a lien on substantially all of the assets of such entity.

          7.12 Use of Proceeds.  Use any funds from the Loan
               ---------------
directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities.

          7.13 Transactions with Affiliates.  Enter into any
               ----------------------------
transaction with any Affiliate, except any transaction that is in the Ordinary Course of Business and that is upon fair and reasonable terms comparable in all material respects to terms that would be obtained in an arms'-length transaction with a Person not an Affiliate of Borrower.

          7.14 ERISA.
               -----

               (a) Terminate any Plan subject to Title IV of ERISA that might reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in an aggregate amount exceeding
$1,000,000;

               (b) Permit to exist any ERISA Event or any other event or condition that might reasonably be expected to result in liability to any member of the Controlled Group in an aggregate amount exceeding $1,000,000;

               (c) Make a complete or partial withdrawal (within the meaning of ERISA section 4201) from any ERISA Plan that might reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000;

               (d) Enter into any new ERISA Plan or modify any existing ERISA Plan so as to increase its obligations thereunder which could result in liability to any member of the Controlled Group in the aggregate amount of $1,000,000 or more;

               (e) Permit the present value of all nonforfeitable accrued benefits under any ERISA Plan (using the actuarial assumptions used by the ERISA Plan's actuaries for purposes of determining the funding for the ERISA Plan pursuant to section 412 of the Code) to exceed the fair market value of ERISA Plan assets allocable to such benefits by $1,000,000 or more;

               (f) Cause or permit the occurrence of any combination of events listed in clauses (a) through (e) that involves a potential liability, excess of accrued benefits over fair market value, or any combination thereof, in excess of $1,000,000; or

               (g) Establish, maintain or contribute to any ERISA Plans or incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA or represent, promise, or contract (in oral or written form) to any current or former employee (individually or as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with any employee welfare benefits (as defined in Section 3(1) of ERISA) following retirement or termination of employment.

          7.15 Amendments to Organizational Documents.  Amend
               --------------------------------------
their articles of incorporation, bylaws, or other governing documents.

          7.16 Stock Issuance.  Issue any new capital stock of
               --------------
any Subsidiary or otherwise engage in any transaction that involves the offering, issuance or sale of any stock or other equity interest in any Subsidiary.

                               ARTICLE 8
                           EVENTS OF DEFAULT

          The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:
                   ----------------


          8.1  Nonpayment.  Failure by Borrower to pay, within
               ----------
three days after the date when due, any installment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under the Notes or any other Loan Document.

          8.2  Representation or Warranty.  Any representation or
               --------------------------
warranty of Borrower or any Subsidiary, whether contained in this Agreement or in any certificate or other writing required or contemplated by this Agreement or in any Loan Document shall be false or misleading in any material respect as of the date made or at any time thereafter unless such representations are, by their terms, limited to a specified period of time.

          8.3  Other Nonpayment.  Failure by Borrower or any
               ----------------
Subsidiary to pay, when due, any installment of principal of, or interest on, any Indebtedness having an aggregate principal amount in excess of $100,000; which failure has not been cured within any grace period provided in any agreement under which such Indebtedness is created.

          8.4  Bankruptcy, Etc.  Bankruptcy, insolvency,
               ----------------
reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against Borrower or any Subsidiary (except for an involuntary petition against Borrower or any Subsidiary, which shall not constitute an Event of Default if such petition is vacated or dismissed within thirty days after the filing thereof), or any order, judgment or decree shall be entered against Borrower or any Subsidiary decreeing its dissolution or division.

          8.5  ERISA.  (i) A member of the Controlled Group shall
               -----
fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under section 412(c)(11) of the Code, whether or not it has sought a waiver under section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $1,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $1,000,000;
(vi) a Plan that is intended to be

qualified under section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $1,000,000; or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $1,000,000;
(viii) any member of the Controlled Group engages in or otherwise becomes liable for a nonexempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $1,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $1,000,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $1,000,000; (xi) any member of the Controlled Group is subject to a payment in excess of $1,000,000 in connection with any agreement with the Internal Revenue Service to prevent the disqualification of a Plan; or (xii) the occurrence of any combination of events listed in clauses (iii) through (xi) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $1,000,000.

          8.6  Security Documents.
               ------------------

               (a) Occurrence of any of the events of default defined in any of the Security Documents (other than an event of default that is also a default under this Article 8), if such default is not cured within ten days of written notice thereof from Agent (which cure period shall run concurrent with any cure period provided in the Security Documents as to such default, and not in addition thereto, such that the maximum applicable cure period for any default is thirty days).

               (b) Any of the Security Documents shall for any reason cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority lien and security interest (subject only to Permitted Liens), subject only to those matters expressly permitted by Section 7.2 hereof or by any applicable Security Document, if a valid, perfected and first priority lien and security interest in such collateral is not reinstated or recreated, to the satisfaction of Agent, within ten days of written notice from Agent.

          8.7  Judgments.  Any final judgment, writ or warrant of
               ---------
attachment, or similar process in an amount of $500,000 (in the aggregate) or more shall be entered or filed against Borrower, any Subsidiary, or any of their assets and shall remain unvacated, unbonded or unstayed for a period of thirty calendar days.

          8.8  Insolvency.  Borrower or any Subsidiary shall
               ----------
become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed and shall not be discharged within thirty calendar days after such appointment.

          8.9  Cross-Default.  Any default or event of default
               -------------
(other than a default based on nonpayment, which is governed by Section 8.3 above) shall occur and be continuing under any other agreement now or hereafter existing relating to any Indebtedness of Borrower or any Subsidiary to any Person, having an aggregate principal amount in excess of $100,000; which the holder thereof has the right to accelerate and demand payment.

          8.10 Other Defaults.  Any failure by Borrower to
               --------------
perform or observe any covenant, agreement, condition or provision contained in this Agreement or the Notes (except those dealt with under Section 8.1 above), if such failure continues unremedied for a period of ten days following written notice of default from Agent.

          8.11 Loan Documents.  This Agreement, the Note or any
               --------------
of the other Loan Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect.

          8.12 Change in Control.  Borrower shall cease to own,
               -----------------
directly or indirectly, 100 percent of the capital stock of each of the Subsidiaries (other than Rock Bottom Kansas, LLC) or Borrower shall cease to own, directly or indirectly, at least 50% of the beneficial ownership interest in Rock Bottom Kansas, LLC.

                               ARTICLE 9
                               REMEDIES

          9.1  Automatic Acceleration of Loans.  Upon the
               -------------------------------
occurrence of any Event of Default specified in Section 8.4 or 8.8, the obligation of the Lenders to make Advances under the Loan shall automatically terminate and the unpaid principal amount of the Loan and all interest and other amounts payable hereunder, under the Notes or any of the Loan Documents, shall automatically become due and payable without further act of the Agent or the Lenders.

          9.2  Optional Acceleration of Loans.  Upon the
               ------------------------------
occurrence of any Event of Default (other than those specified in Sections 8.4 and 8.8 above), the obligation of the Lenders to make Advances under the Loan shall automatically terminate and the Agent shall, at the direction of the Required Lenders from time to time, do any or all of the following:

               (a) Declare all or any part of the Loan to be forthwith due and payable, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower;

               (b) With respect to any and all contingent, unmatured or unliquidated obligations of Borrower hereunder, declare such obligations to be immediately due and payable in an amount reasonably determined by Agent and require that cash in an amount equal to the aggregate outstanding amount of all such obligations as reasonably determined by Agent be

immediately paid over, pledged and delivered to the Agent on behalf of the Lenders to be held as cash collateral for such obligations; and

               (c) Proceed with every remedy provided for herein or in the Loan Documents and every right or remedy available at law or in equity.

               The enforcement of any rights of the Agent and the Lenders as to the security for the Loans shall not affect the rights of the Agent or the Lenders to enforce payment of the Loans against Borrower and to recover judgment against Borrower for any portion thereof remaining unpaid.

          9.3  Setoff.  Upon the occurrence of any Event of
               ------
Default, each Lender shall have the right at any time and from time to time, without prior notice to Borrower (which notice is hereby waived by Borrower to the fullest extent permitted by law), to set off and apply any debt owing to Borrower by such Lender, including, without limitation, any deposits (general or special, time or demand, provisional or final) now or hereafter maintained by Borrower with such Lender, against any and all obligations of Borrower now or hereafter existing under this Agreement or any of the other Loan Documents, although such obligations may be contingent or unmatured (but if contingent or unmatured, in an amount reasonably determined by Agent), and for such purpose Borrower hereby grants a security interest in and assigns to each Lender all such deposit accounts.

          9.4  Expenses.  Upon the occurrence of any Event of
               --------
Default, Borrower shall, on demand, pay to each Lender any reasonable expenses of the type identified in the definition of "Loan Expenses" incurred by such Lender in connection with such Event of Default or the enforcement of its rights under or with respect to the Loan, this Agreement, the Notes and the other Loan Documents. This obligation is in addition to Borrower's obligation to reimburse the Agent for the Loan Expenses incurred by it.

                              ARTICLE 10
                               THE AGENT

          10.1 Appointment.  Each Lender hereby irrevocably
               -----------
designates and appoints the Agent as the continuing agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          10.2 Delegation of Duties.  The Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it, provided that Agent selects such agent or attorney-in-fact with reasonable care.

          10.3 Exculpatory Provisions.  Neither the Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person or entity under or in connection with this Agreement or any other Loan Document (except for its or such Person's or entity's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower, Subsidiaries, or any representative thereof or any other Person contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower.

          10.4 Reliance by Agent.  The Agent shall be entitled to
               -----------------
rely, and shall be fully protected in relying, upon (a) any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, (b) advice and statements of legal counsel, (c) independent accountants and (d) other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and such assignment shall have been made in accordance with
Section 11.1 hereunder. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          10.5 Notice of Default.  The Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a

"notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders.

          10.6 Nonreliance on Agent and Other Lenders.  Each
               --------------------------------------
Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make the Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. In addition, the Agent and the Lenders agree that each Lender shall be responsible for its own determination with respect to all matters related to this Agreement and the Loan Documents, including, without limitation, all matters related to the compliance by Borrower with the terms and conditions of this Agreement and the Loan Documents, except that Agent shall act as collateral agent subject to and in accordance with the terms and conditions of the Security Documents.

          10.7 Indemnification.  The Lenders agree to indemnify
               ---------------
the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to each Lender's Percentage Interest in the Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the
                  --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          10.8 Agent and Lenders in Their Individual Capacity.
               ----------------------------------------------
Each of the Agent, the Lenders and their respective Affiliates may enter into agreements with, make loans to, accept deposits from and generally engage in any kind of business with Borrower, all Subsidiaries, and Affiliates and related parties as though such Person was not the Agent and/or a Lender, as the case may be, hereunder and under the other Loan Documents. With respect to Advances made by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          10.9 Successor Agent.  The Agent may resign as Agent
               ---------------
upon ten days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by Borrower (unless there is then an Event of Default or Unmatured Event of Default, in which event Borrower shall have no approval right), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes, other than to give notice of the appointment of such successor agent to Borrower. Borrower is entitled to rely upon the existing Agent until Borrower has received notice of the appointment of a successor agent. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provision of this Agreement and the other Loan Documents shall continue to be in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          10.10     Lender's Percentage Interest in the Loans.
                    -----------------------------------------
Notwithstanding anything to the contrary herein, the Percentage Interest of each Lender for all purposes except such Lender's obligation to fund Advances shall be a percentage determined by dividing the aggregate amount advanced, and still outstanding at such time, by such Lender under this Agreement by the total aggregate amount advanced, and still outstanding at such time, in connection with the Loans. Each Lender's Percentage Interest for purposes of such Lender's obligation to fund Advances is the percentage expressly stated in the definition of "Percentage Interest." Each Lender's Percentage Interest of the Loans shall be pari passu, without priority
                                          ----------
of one over the other, except as may be explicitly set forth herein.

          10.11     Sharing of Payments.  Each Lender agrees with
                    -------------------
the other Lenders that in the event that such Lender shall receive and retain any payment, whether derived from Borrower, any Subsidiary, setoff or application of deposit balances or otherwise, on any Note or other amount outstanding (excluding fees and reimbursements for expenses) in excess of its Percentage Interest in payments on all then outstanding Notes and other amounts then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from the other Lenders such amount of the amounts outstanding under the Notes held by each such other Lender (or an interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with the other Lenders in accord with their respective Percentage Interests. Without limiting the generality of the foregoing, each Lender agrees that any amounts that any Lender receives by setoff or application of deposit balances or similar proceeding shall be applied only to the Obligations and each Lender shall pay to each other Lender its Percentage Interest of any amounts that such Lender obtains by setoff or application of deposits or similar proceedings.

          10.12     Agreement of Lenders.  All actions to be
                    --------------------
taken by the Lenders or all other decisions to be made or consents to be given by the Lenders shall be based on the decision or consent of the Required Lenders, unless the provision of the Loan Documents requiring such consent or decision specifically provides to the contrary. Without limiting the generality of the foregoing, each of the following actions or decisions shall require the prior consent or approval of the all of the Lenders: (a) any extension or increase of the Loan or any commitment issued with respect to the Loan, (b) any extension of the Revolving Loan Period or the Maturity Date or the due date of any scheduled payments of principal, (c) any reduction in the fees or the rate of interest payable with respect to the Loan under this Agreement and the Notes (other than reductions in fluctuating rates that are based on fluctuations in such rates), and (d) any amendment of the provisions of this Section 10.12.

          10.13     Borrower Not a Party to Agency Relationship.
                    -------------------------------------------
Notwithstanding anything to the contrary herein or in any other Loan Document, Borrow shall not be liable for any breach of or default by Agent or Lender of any of the provisions of this Agreement or the Loan Documents, including without limitation, the provisions of this
Article 10.

                              ARTICLE 11
                     RIGHTS AND DUTIES OF LENDERS

          11.1 Assignments and Participations.
               ------------------------------

               (a) Each Lender shall be entitled at any time, and from time to time, with the prior written approval of the Agent, to grant a participation interest in its interest in the Loans to up to one participant provided that (i) no Lender shall grant a participation interest in the Loans to more than one participant,
(ii) no Lender may transfer a participatory interest of more than $3,000,000, or have an interest of less than $3,000,000 following transfer of a participation to another lender, and (iii) no participant shall thereby acquire any direct rights under this Agreement, (iv) no Lender may agree with a participant not to exercise any of such Lender's rights hereunder without the consent of such participant, except that a Lender may agree

to provide such consensual rights to a participant with respect to the matters that require consent of all of the Lenders under Section 10.12(a) through 10.12(d). If any Lender gives a participant consensual rights pursuant to this Section 11.1, the consent of all such participants shall be required to take any of the actions set forth in Section 10.12(a) through 10.12(d) above; provided however, that (i) the Lender granting the consensual rights shall be solely responsible for obtaining any required consent from the participants,
(ii) neither the Agent nor any other Lender shall have any obligation to make inquiry into whether any such consent has or has not been obtained, and (iii) execution of any required amendment or other written agreement to effect any of the foregoing by a Lender granting consensual rights shall constitute confirmation from and a representation by such Lender that all required consents have been obtained. Any Lender granting consensual rights pursuant to this
Section 11.1 shall be solely responsible for obtaining any required consent and shall indemnify and hold the Agent and the other Lenders harmless from and against any failure by such Lender to obtain the participant's consent to any matter as to which such Lender has given consensual rights to such participant. Any granting of consensual rights by any Lender to any participant as to matters other than those expressly stated in Section 10.12(a) through 10.12(d) above shall be null, void and without legal effect unless otherwise agreed in writing by all of the other Lenders. Notwithstanding any permitted granting of consensual rights to a participant, the Lender granting such participation and consensual rights shall continue to act on behalf of itself and all participants hereunder and such participants' interests in the Loans and the Loan Documents shall be confined solely to the contractual relationship between the Lender and its participants and such participants shall not be deemed a direct Lender hereunder.

               (b) No Lender may sell all or a portion of such Lender's interest in the Loan (other than a participation permitted pursuant to Section 11.1(a) above) without the prior written consent of the Borrower and the Agent, which consent shall be in the Borrower's reasonable discretion and in the Agent's sole discretion. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the consent of the Borrower shall not be required to any assignment pursuant to this Section 11.1(b).

          11.2 Intentionally deleted

          11.3 Intentionally deleted

                              ARTICLE 12
                             MISCELLANEOUS

          12.1 No Waiver; Cumulative Remedies.  No delay on the
               ------------------------------
part of the Agent or any Lender in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right, power, privilege, or remedy hereunder preclude any other or further exercise of such right, power, privilege, or remedy hereunder or the exercise of any other right, power or privilege or remedy. The rights and remedies of the Agent and the Lenders contained herein are cumulative and not exclusive of any right or remedy which the Agent and the Lenders shall otherwise have pursuant to the Loan Documents or applicable law. The obligations of Borrower contained herein are cumulative, and

compliance by Borrower with any covenant shall not excuse compliance by Borrower with any other covenant.

          12.2 Notices.  All notices given hereunder shall be in
               -------
writing, shall be given by certified mail, return receipt requested, nationally recognized overnight courier service, telecopy, facsimile or copy delivered by hand, and, (i) if mailed, shall be deemed received three Business Days after having been deposited in a receptacle for United States mail, postage prepaid, (ii) if delivered by nationally recognized overnight air courier service, shall be deemed received one Business Day after having been deposited with such overnight air courier service, postage prepaid, and (iii) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent (provided that the sender receives confirmation thereof), in each case addressed as follows:

If to Borrower, or any Subsidiary to:

               Rock Bottom Restaurants, Inc.
               1050 Walnut  Suite 402
               Boulder, Colorado  80302

               With a copy to:

               Davis Graham & Stubbs L.L.C.
               370 17th Street, Suite 4700
               Denver, Colorado  80202
               Attention:  Paul Hilton, Esq.
               Facsimile:  (303) 893-1379

If to Norwest, to:

               Norwest Bank Colorado, National Association
               1740 Broadway
               Denver, Colorado 80274-8673
               Attention:  Karen I. Hardy, Vice President
               Facsimile:  (303) 863-6670

               With a copy to:

               Holme Roberts & Owen LLC
               1700 Lincoln, Suite 4100
               Denver, Colorado  80203
               Attention:  Robert H. Bach, Esq.
               Facsimile:  (303) 866-0200

If to First Security, to:

               First Security Bank of Idaho, N.A.
               119 North 9th Street
               Boise ID 83730
               Attention:   Mary Monroe, Vice President
                           Commercial Banking Division - 2nd Floor
               Facsimile:  (208) 393-2472

If to West One, to:

               West One Bank, Idaho
               101 South Capital Boulevard
               Boise, Idaho 83702
               Attention:   James Henken, Vice President
                           Corporate Banking
               Facsimile:  (208) 383-7563

If to the Agent, to:

               Norwest Bank Colorado, National Association
               1740 Broadway
               Denver, Colorado  80274
               Attention:  Karen I. Hardy, Vice President
               Facsimile:  (303) 863-6670

               With a copy to:

               Holme Roberts & Owen LLC
               1700 Lincoln, Suite 4100
               Denver, Colorado 80203
               Attention:  Robert H. Bach, Esq.
               Facsimile:  (303) 866-0200

If to any other Lender, at the address set forth in an amendment hereto.

Any party may, by written notice so delivered to the others, change the address or facsimile number to which delivery shall thereafter be made.

          12.3 Counterpart Execution.  This Agreement may be executed
               ---------------------
in any number of counterparts which together will be one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one counterpart.

          12.4 Governing Law; Entire Agreement.  THIS AGREEMENT AND
               -------------------------------
THE NOTES SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF COLORADO

AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. Such documents and any other Loan Documents, together with the Security Documents, constitute and incorporate the entire agreement between the Agent, the Lenders and Borrower concerning the subject matter hereof and thereof, and supersede and cancel any prior or contemporaneous agreements, verbal or written, between the Agent, the Lenders and Borrower concerning the subject matter hereof and thereof.

          12.5 Amendments and Waivers.  No waiver of any provision of
               ----------------------
this Agreement, the Notes or any of the Loan Documents, and no consent with respect to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Agent, at the direction of the Required Lenders or, to the extent required under
Section 10.12, all Lenders. No amendment of any provision of this Agreement or the Loan Documents shall be effective unless the same shall be in writing and signed by the Agent and (a) with respect to those matters set forth in Section 10.12 above, all of the Lenders, or
(b) such lesser number of Lenders as may approve an amendment as provided for in this Agreement. Any waiver shall be effective only in the specific instance and for the specific purpose for which given. Any consent or approval contemplated herein by the Required Lenders or the Lenders may be granted or withheld in the sole discretion of such Persons. Agent and Lenders agree that any permanent change in the terms of any Loan Document must be effected by an amendment and not by a waiver. Without limiting the generality of the foregoing, the Lenders and the Agent agree that any change in the interest rate, maturity date, amortization schedule or other matters set forth in
Section 10.12 must be effected by an amendment and not by a waiver, and shall be subject to the restrictions contained in Section 10.12.

          12.6 Costs, Expenses and Indemnity.  Borrower shall and
               -----------------------------
shall cause each Subsidiary to indemnify, defend and hold harmless the Agent and each Lender and persons or entities owned or controlled by or affiliated with such Persons and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively
                                -----------------
called "Indemnified Parties") from and against, and reimburse and pay
        -------------------
Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including, without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of
(a) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever,
(b) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Agreement, the Security Documents or any other Loan Documents, (c) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or with this Agreement, the Security Documents or any other Loan Documents (other than fees and expenses related to the closing or modification of the transactions contemplated herein), and (d) the violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring. The foregoing indemnities shall not apply to any Indemnified

Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that or another Indemnified Party. If Borrower and any Indemnified Party are jointly named in any action covered by this Section 12.6, the Indemnified Party shall cooperate in the defense of such action to the extent its own rights or defenses are not compromised thereby. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Agreement, the Security Documents or the other Loan Documents, but shall survive such release, foreclosure or termination and the repayment of the Loans. Any amount to be paid hereunder by Borrower or any Subsidiary to the Agent or any Lender or for which Borrower or any Subsidiary has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to the Agent or such Lender and shall bear interest at the Default Rate until paid, and shall constitute a part of the Loans and be Obligations secured by the Loan Documents.

          12.7 Inconsistent Provisions; Severability.  In case of any
               -------------------------------------
irreconcilable conflict between the provisions of this Agreement and those of the Loan Documents and the Notes, the provisions of this Agreement shall govern. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents shall not in any way affect or impair the legality or enforceability of the remaining provisions of each of the Loan Documents.

          12.8 Incorporation of Exhibits and Schedules.  All Exhibits
               ---------------------------------------
and Schedules attached to this Agreement are a part hereof and are incorporated herein for all purposes.

          12.9 Amendment of Defined Instruments.  Unless the context
               --------------------------------
otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

          12.10     References and Titles.  All references in
                    ---------------------
this Agreement to Exhibits, Schedules, sections and subsections and other subdivisions refer to the Exhibits, Schedules, sections and subsections and other subdivisions of this Agreement unless expressly provided otherwise. Headings are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          12.11     Usury.  It is not intended hereby to charge
                    -----
interest at a rate in excess of the maximum rate of interest that the Agent and the Lenders may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rates provided for herein shall be adjusted to the maximum permitted under applicable law during the period or periods that any of the interest rates otherwise provided

herein would exceed such rate and any excess amount applied at the Lenders' option to reduce the outstanding principal balance of the Loans or to be returned to Borrower.

          12.12     Waiver of Right to Trial by Jury.  EACH PARTY TO
                    --------------------------------
THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          12.13     Successors and Assigns.  This Agreement shall
                    ----------------------
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign this Agreement or any rights under this Agreement, and any attempt to do so shall be null and void and without legal effect.

          12.14     Term of Agreement.  This Agreement shall continue
                    -----------------
in full force and effect so long as any Indebtedness or other
Obligation of Borrower to the Lenders remains unpaid or outstanding or Borrower has any right to Advances hereunder.

          12.15     Jurisdiction.  At the option of the Agent or the
                    ------------
Lenders, an action may be brought to enforce this Agreement in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower hereby consents and shall cause all Subsidiaries to consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement. BORROWER EXPRESSLY AGREES THAT ANY SUIT OR ACTION INSTITUTED BY BORROWER AGAINST THE AGENT OR THE LENDERS IN ANY WAY RELATED TO OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED THEREBY SHALL BE BROUGHT BY BORROWER IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF COLORADO, UNLESS PROHIBITED BY APPLICABLE LAW, IN WHICH EVENT SUCH JURISDICTION SHALL BE PROPER AS REQUIRED BY LAW.

          12.16     Confidentiality.  Each Lender agrees to maintain
                    ---------------
the confidentially of all material non-public information provided to such Lender by the Borrower under this Agreement relating to the operation and financial condition of Borrower and its Subsidiaries in a manner consistent with the then prevailing standard of care for the maintenance of confidential

information by similar banks and financial institutions; provided that each Lender shall be entitled to disclose confidential information
(a) to its attorneys, accountants and other professional advisors and consultants, (b) to the office of the Comptroller of the Currency and any other applicable state or federal governmental regulatory authorities; (c) in connection with any litigation arising out of or in connection with this Agreement or the Loan Documents; and (d) if otherwise required to disclose such information by any court order or applicable law, rule, order or regulation.

          12.17     Certain Limitations on Liens.  Lenders and the
                    ----------------------------
Agent hereby acknowledge and agree to the terms and conditions of
Section 6.17 of the General Security Agreement, dated of even date herewith.

          EXECUTED to be effective as of the day and year first above written.

                         BORROWER:

                         ROCK BOTTOM RESTAURANTS, INC., a
                            Delaware corporation


                         By:  /s/ William S. Hoppe
                            ------------------------------------------
                         Name:   William S. Hoppe
                         Title:  Vice President


                         LENDERS:

                         NORWEST BANK COLORADO, NATIONAL
                            ASSOCIATION, a national banking
                            association


                         By:  /s/ Karen D. Hardy
                            ------------------------------------------
                         Name:   Karen D. Hardy
                         Title:  Vice President


                         FIRST SECURITY BANK OF IDAHO, N.A., a
                            national banking association


                         By:  /s/ Mary Monroe
                            ------------------------------------------
                         Name:   Mary Monroe
                         Title:  Vice President


                         WEST ONE BANK, IDAHO, an Idaho banking
                            corporation


                         By:  /s/ James Henken
                            ------------------------------------------
                         Name:   James Henken
                         Title:  Vice President


                         AGENT:

                         NORWEST BANK COLORADO, NATIONAL
                            ASSOCIATION, a national banking
                            association


                         By:  /s/ Karen D. Hardy
                            ------------------------------------------
                         Name:   Karen D. Hardy
                         Title:  Vice President

                                  53